UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No. )
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AIRCASTLE LIMITED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Aircastle Limited
c/o Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT 06902

April 14, 2011

Dear Fellow Shareholders:

On behalf of your Board of Directors, we are pleased to invite you to attend the 2011 Annual General Meeting of Shareholders of Aircastle Limited. This meeting will be held on May 26, 2011, at 10:00 a.m. Eastern Daylight Time, at the Hilton Hotel, located at First Stamford Place, Stamford, CT.

This year, we will again take advantage of the Securities and Exchange Commission (“SEC”) rule allowing companies to furnish proxy materials to their shareholders electronically. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, while lowering the costs and reducing the environmental impact of our annual general meeting. In accordance with applicable SEC rules, on April 14, 2011, the Company began mailing to certain of our shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access electronically our proxy statement and annual report and how to vote. Shareholders who did not receive this Notice will receive the annual general meeting materials by mail, including our proxy statement, proxy card and annual report.

Our proxy statement contains detailed information about the business to be conducted at the annual general meeting. To assure that your shares are represented at the annual general meeting, we urge you to exercise your vote by Internet, telephone or mail by following the instructions included on page 2 of the proxy statement and in the Notice or proxy card that you received. If you are able to attend the annual general meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted at the annual general meeting.

If you plan to attend the annual general meeting, please follow the instructions on page 3 of the proxy statement to obtain an admission ticket.

Sincerely,

Wesley R. Edens	Ron Wainshal
Chairman of the Board	Chief Executive Officer

Aircastle Limited
c/o Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT 06902

Notice of the 2011 Annual General Meeting of Shareholders

To Our Shareholders:

Aircastle Limited will hold its 2011 Annual General Meeting of Shareholders (the “Annual Meeting”) at the Hilton Hotel, located at First Stamford Place, Stamford, CT on May 26, 2011 at 10:00 a.m. Eastern Daylight Time. The matters to be considered and acted upon at the Annual Meeting, which are described in detail in the accompanying materials, are:

1.	the election of three Class II directors to serve until the 2014 annual general meeting of Aircastle Limited or until their office shall otherwise be vacated pursuant to our Bye-laws;

2.	the appointment of Ernst & Young LLP as independent registered public accounting firm for Aircastle Limited for fiscal year 2011 and to authorize the directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees;

3.	an advisory vote on executive compensation;

4.	an advisory vote on the frequency of future advisory votes on executive compensation; and

5.	any other business properly presented at the Annual Meeting and any adjournment(s) or postponement(s) of the Annual Meeting.

Your Board of Directors recommends that you vote in favor of the proposals set forth in the accompanying proxy statement.

We will also present at the Annual Meeting the consolidated financial statements and independent registered public accounting firm’s report for the fiscal year ended December 31, 2010, copies of which can be found in our 2010 Annual Report that accompanies this Notice or which was previously circulated to shareholders.

Shareholders of record at the close of business on March 28, 2011 are entitled to notice of, and to vote at, the Annual Meeting. Our stock transfer books will remain open for the transfer of our common shares. A list of all shareholders entitled to vote at the Annual Meeting will be available for examination at our principal executive office located at c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902, for the 10 days before the Annual Meeting between 9:00 a.m. and 5:00 p.m., local time, and at the place of the Annual Meeting during the Annual Meeting for any purpose germane to the Annual Meeting.

By Order of the Board of Directors,

David R. Walton
Chief Operating Officer,
General Counsel and Secretary

Stamford, CT
April 14, 2011

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 26, 2011.

The proxy statement and annual report are available at www.aircastle.com/investors.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE, OR IF YOU RECEIVED A PAPER COPY OF THE PROXY MATERIALS, BY SIGNING, DATING AND RETURNING THE PROXY CARD INCLUDED THEREWITH.

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Aircastle Limited
c/o Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT 06902

April 14, 2011

PROXY STATEMENT

For the 2011 Annual General Meeting of Shareholders To Be Held On
May 26, 2011

GENERAL INFORMATION ABOUT THE MEETING

Date, Time and Place of Annual General Meeting.  The Board of Directors (the “Board”) of Aircastle Limited, an exempted Bermuda company (the “Company” or “Aircastle”), is soliciting proxies to be voted at the 2011 Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m. EDT, on May 26, 2011, at the Hilton Hotel, located at First Stamford Place, Stamford, CT for the purposes set forth in the accompanying Notice of 2011 Annual Meeting of Shareholders, and at any adjournment or postponement of the Annual Meeting. We are sending this proxy statement in connection with the proxy solicitation.

On or about April 14, 2011, the Company began mailing to certain of our shareholders a Notice of Internet Availability of Proxy Materials. This Notice contains instructions on how to access the proxy statement and our annual report for the year ended December 31, 2010 (the “2010 Annual Report”) and how to vote. By furnishing this Notice, we are lowering the costs and reducing the environmental impact of our Annual General Meeting. Shareholders who did not receive this Notice will continue to receive paper copies of our proxy statement, proxy card and 2010 Annual Report, which we began mailing on or about April 14, 2011.

Matters to be Considered at the Annual Meeting.  At the Annual Meeting, shareholders will vote upon the following matters:

1.	the election of three Class II directors to serve until the 2014 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws;

2.	the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2011 and to authorize the directors of Aircastle, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees;

3.	an advisory vote on executive compensation:

4.	an advisory vote on the frequency of future advisory votes on executive compensation; and

5.	any other business properly presented at the Annual Meeting and any adjournment(s) or postponement(s) of the Annual Meeting.

Quorum and Voting Requirements.  Our Board has fixed the close of business on March 28, 2011 as the record date (the “Record Date”) for determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting. The presence of two or more persons at the start of the Annual Meeting and representing in person, or by proxy entitling the holder to vote at the Annual Meeting, in excess of 50% of all votes attaching to all shares of the Company in issue, shall form a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting until a quorum has been obtained.

For the election of nominees to our Board, the affirmative vote of a plurality of the votes cast at the Annual Meeting is sufficient to elect the director, provided that a quorum is present. For the appointment of

Ernst & Young LLP, the advisory vote on executive compensation, the advisory vote on the frequency of the advisory vote on executive compensation and the approval of any other business properly presented at the Annual Meeting, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of the matter, provided that a quorum is present. A shareholder voting for the election of directors may withhold authority to vote for all or certain nominees. A shareholder may also abstain from voting on the other matters presented for shareholder vote. Votes withheld from the election of any nominee for director and abstentions from any other proposal will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on a matter.

If a shareholder holds shares through a broker, bank or other nominee (“broker”), generally the broker may vote the shares it holds in accordance with instructions received. If a shareholder does not give instructions to a broker, the broker can vote the shares it holds with respect to “discretionary” or routine proposals under the rules of the New York Stock Exchange (“NYSE”). A broker cannot vote shares with respect to “non-discretionary” proposals for which a shareholder has not given instruction. The appointment of Ernst &Young LLP is considered a “discretionary” proposal and therefore may be voted upon by a broker even in the absence of instructions from the shareholder; however, the election of directors, the advisory vote on executive compensation, the advisory vote on the frequency of the advisory vote on executive compensation and any other business property presented at the Annual Meeting are considered “non-discretionary” items and a broker may not vote on these items in the absence of instructions from the shareholder.

As of the Record Date, there were 78,874,762 common shares of the Company, par value US$0.01 per share (“Common Shares”), outstanding and entitled to vote. Each Common Share entitles the holder to one vote on each matter presented at the Annual Meeting.

Voting of Proxy.  You may submit your proxy with voting instructions by any one of the following means:

•	By Internet or Telephone

To submit your proxy by internet, go to www.proxyvote.com. You will need the 12 digit number included on your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.

To submit your proxy by telephone, registered shareholders should dial 1-800-690-6903 and follow the instructions. Beneficial holders should dial the phone number listed on your voter instruction form. You will need the 12 digit number included on your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. EDT on May 25, 2011. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you submit your proxy by telephone or on the Internet, you do not have to return your proxy card or voting instruction form or Notice of Internet Availability of Proxy Materials.

•	By Mail

If you are a holder of record and received your Annual Meeting materials by mail, you can vote by signing, dating and completing the proxy card included therewith and returning it by mail in the enclosed self addressed envelope. If you received a Notice of Internet Availability of Proxy Materials and wish to vote by traditional proxy card, you may receive a full set of the annual meeting materials at no charge through one of the following methods:

•	By internet at: www.proxyvote.com;

•	By telephone at: 1-800-690-6903

•	By email at sendmaterial@proxyvote.com.

Once you receive the Annual Meeting materials, please sign, date and complete the proxy card included therewith and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.

•	In Person, at the Annual Meeting

All shareholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

Proxies, if received in time for voting, properly executed and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. If no instructions are indicated, the Common Shares represented by the proxy will be voted as follows:

•	FOR the election of the director nominees named herein;

•	FOR the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2011 and to authorize the directors of Aircastle, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees;

•	FOR the proposal regarding an advisory vote on executive compensation;

•	EVERY THREE YEARS for the proposal regarding an advisory vote on the frequency of future advisory votes on executive compensation; and

•	in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting, including any adjournments and postponements thereof.

Revocability of Proxy.  Any shareholder returning a proxy may revoke it at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy. Any proxy not revoked will be voted as specified by the shareholder. If no choice is indicated, a proxy will be voted in accordance with the Board’s recommendations as described above.

Persons Making the Solicitation.  This proxy statement is sent on behalf of, and the proxies are being solicited by the Board. We will bear all costs of this solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, e-mail and personal interviews. We will request brokers, custodians and other fiduciaries to forward proxy soliciting materials to the beneficial owners of Common Shares they hold of record. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials.

Recommendations of the Board of Directors.  The Board recommends a vote:

•	FOR the election of the director nominees named herein;

•	FOR the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2011 and to authorize the directors of Aircastle, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees;

•	FOR the proposal regarding an advisory vote on executive compensation;

•	EVERY THREE YEARS for the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation.

Attendance at the Meeting.  If you plan to attend the meeting, you may request an admission ticket in advance. Tickets will be issued to registered and beneficial owners. You may request tickets by:

•	sending an e-mail to the Investor Relations department at ir@aircastle.com providing the name under which you hold shares of record or the evidence of your beneficial ownership of shares described below;

•	sending a fax to (203) 504-1021 providing the name under which you hold shares of record or the evidence of your beneficial ownership of shares described below; or

•	Checking the “Annual Meeting” box on the proxy card, if you are a holder who received your annual meeting materials by mail.

Please note that a beneficial owner holding his or her shares in “street name” who plans to attend the Annual Meeting must also send a written request with proof of ownership (such as a bank or brokerage firm account statement) to the Company’s transfer agent, American Stock Transfer & Trust Company 59 Maiden Lane, New York, NY 10038. Admittance to the Annual Meeting will be based upon availability of seating. For directions to the Annual Meeting, please call (203) 501-1020.

Shareholders who do not present admission tickets at the Annual Meeting will be admitted upon verification of ownership at the admissions desk.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

The first proposal is to elect three Class II directors to serve until the 2014 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws.

Our Bye-laws provide that our Board may determine the number of directors constituting the Board. The number of directors is currently fixed at eight. The Board is divided into three classes of directors. The current terms of the Class I, Class II and Class III directors will expire in 2013, 2011 and 2012, respectively.

The Board unanimously proposes the following three nominees for election as Class II directors at the Annual Meeting. If elected at the Annual Meeting, the directors will hold office from election until the 2014 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws. If any of the nominees becomes unavailable or unwilling to serve, an event that the Board does not presently expect, we will vote the shares represented by proxies for the election of directors for the election of such other person(s) as the Board may recommend.

Set forth below is certain biographical information regarding our directors, including the director nominees, as of March 28, 2011. The biographical information includes a description of the particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and Board to conclude that they should serve on the Board. See “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement for a description of securities beneficially owned by our directors, including the director nominees, as of March 28, 2011.

Unless otherwise instructed, we will vote all proxies we receive FOR Messrs. Adams, Merriman and Pollard.

Nominees

Set forth below is information regarding the nominees for election:

Name	Age	Position

Joseph P. Adams, Jr.	53	Deputy Chairman of the Board and Class II Director
Ronald L. Merriman	66	Class II Director
Charles W. Pollard	53	Class II Director

Joseph P. Adams, Jr. was appointed to our Board in October 2004 and became Deputy Chairman of our Board in May 2006. He is a Managing Director in Private Equity at Fortress Investment Group, which he joined in April 2004. He is also the Deputy Chairman of the board of directors of RailAmerica, Inc. and a director of SeaCube Container Leasing Ltd. Previously, Mr. Adams was a partner at Brera Capital Partners from 2001 until joining Fortress and at Donaldson, Lufkin & Jenrette from 1996 until 2001 where he was in the transportation industry group. In 2002, Mr. Adams served as the first Executive Director of the Air Transportation Stabilization Board. Mr. Adams received a BS in Engineering from the University of Cincinnati and an MBA from Harvard Business School. Mr. Adams’ experience, including his role serving as Deputy Chairman on a number of boards for portfolio companies of Fortress, provides the Board with insights into how boards at other companies address issues similar to those faced by the Company. In addition, his experience as a private equity investor and investment and merchant banker provides the Board with valuable insights on financial, strategic planning and investor relations matters, particularly as it relates to transportation-related industries and his experience as Executive Director of the Air Transportation Stabilization Board provides the Board with valuable insights on such matters with respect to the airline and aircraft leasing and finance industries specifically.

Ronald L. Merriman was appointed to our Board on August 2, 2006. Mr. Merriman serves as the Chair of the Audit Committee. He is the retired Vice Chair of KPMG, a global accounting and consulting firm, where he served from 1967 to 1997 in various positions, including as a member of the Executive Management Committee. He also served as Executive Vice President of Ambassador International, Inc., a publicly-traded travel services business, from 1997 to 1999; Executive Vice President of Carlson Wagonlit Travel, a global travel management firm, from 1999 to 2000; Managing Director of O’Melveny & Myers LLP, a global law firm, from 2000 to 2003; and Managing Director of Merriman Partners, a management advisory firm, from 2004 to 2010. He is also a director of Pentair, Inc., Realty Income Corporation and Haemonetics Corporation. Mr. Merriman also served as a director of Cardio Dynamics International from July 2003 to July 2005 and as a director of Corautus Genetics Inc. from April 2004 to May 2005 The Board has determined that Mr. Merriman is “financially literate” as defined by NYSE rules and is a “financial expert” as defined by SEC regulations. Mr. Merriman brings an extensive accounting and financial background to the Board, with a particular emphasis on accounting and financial matters relevant to the airline and travel industries and transportation companies generally. Mr. Merriman also serves on the International Committee of the board of directors of Pentair, Inc., and provides valuable insight on the cross-border nature of our business.

Charles W. Pollard was appointed to our Board on July 6, 2010. Mr. Pollard joined Omni Air International, Inc., a passenger charter carrier, in 1997, where he served variously as Managing Director, President and CEO, and Vice Chairman until 2009. Previously he spent 10 years in senior management positions, including President and CEO, at World Airways, Inc., the oldest U.S. charter airline. He currently serves on the board of directors of Allegiant Travel Company and Air Partner plc. Mr. Pollard brings to the Board extensive experience in operations, strategic planning and financial matters relevant to the airline industry, and he provides valuable insight in these areas to the Board and to the Company’s management.

If any of these nominees for director becomes unavailable, the persons named in the enclosed proxy intend to vote for any alternate designated by the Board.

The Board recommends a vote FOR the above-named nominees to serve as our directors until the 2014 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws.

Continuing Directors

Name	Age	Position

Ronald W. Allen	69	Class I Director
Wesley R. Edens	49	Chairman of the Board and Class III Director
Douglas A. Hacker	55	Class I Director
Peter V. Ueberroth	73	Class III Director
Ron Wainshal	47	Class I Director

Ronald W. Allen was appointed to our Board on August 2, 2006. Mr. Allen was a consultant to and Advisory Director of Delta Air Lines, Inc., from July 1997 through July 2005. Mr. Allen continues to serve as an Advisory Director. He retired as Delta’s Chairman of the Board, President and Chief Executive Officer in July 1997, and had been its Chairman of the Board and Chief Executive Officer since 1987. Mr. Allen is also a Director of the Coca-Cola Company, Aaron Rents, Inc., Guided Therapeutics, and Forward Air Corporation. The Board has determined that Mr. Allen is “financially literate” as defined by NYSE rules. Mr Allen brings strong leadership to the Board and extensive experience in human resources, operations, strategic planning and financial matters relevant to the airline industry to the Board, and he provides valuable insight in these areas to the Board and to the Company’s management. Mr. Allen also maintains high-level contacts with airlines which are customers of the Company or which may in the future be customers of the Company.

Wesley R. Edens is the Chairman of the board of directors and has served in this capacity since our formation in October 2004. Mr. Edens has been Co-Chairman of the Board of Directors since August 2009 and a member of the Board of Directors of Fortress Investment Group LLC (“Fortress”) since November 2006. Mr. Edens has been a member of the Management Committee of Fortress since 1998. Mr. Edens is responsible for Fortress’s private equity and publicly traded alternative investment businesses. Previously, Mr. Edens served as Chief Executive Officer of Fortress from inception to August 2009. Prior to co-founding Fortress in 1998, Mr. Edens was a partner and managing director of BlackRock Financial Management Inc., where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and managing director of Lehman Brothers. Mr. Edens is Chairman of the Board of Directors of each of Brookdale Senior Living Inc., Eurocastle Investment Limited, GateHouse Media, Inc., Mapeley Limited, Newcastle Investment Corp. and a director of GAGFAH S.A. and Penn National Gaming Inc. Mr. Edens was Chief Executive Officer of Global Signal Inc. from February 2004 to April 2006 and Chairman of the Board of Directors from October 2002 to January 2007. Mr. Edens serves in various capacities in the following two registered investment companies: Chairman, Chief Executive Officer and Trustee of Fortress Registered Investment Trust and Fortress Investment Trust II. Mr. Edens previously served on the boards of the following publicly traded company and registered investment companies: Crown Castle Investment Corp. (merged with Global Signal Inc.) from January 2007 to July 2007; Fortress Brookdale Investment Fund LLC, from August 13, 2000 (deregistered with the SEC in March 2009); Fortress Pinnacle Investment Fund, from July 24, 2002 (deregistered with the SEC in March 2008); and RIC Coinvestment Fund LP, from May 10, 2006 (deregistered with the SEC in June 2009). Mr. Edens received a B.S. in Finance from Oregon State University. Mr. Edens brings strong leadership, extensive business and managerial experience, and a tremendous knowledge of our Company and the transportation-related industries, to the Board. In addition, Mr. Edens brings his broad strategic vision to our Company and the Board. Further, his experience on the boards of other public companies, including serving as chairman of the board, provides the Board with insights into how boards at other companies address issues similar to those faced by the Company.

Douglas A. Hacker was appointed to our Board on August 2, 2006. Mr. Hacker is currently an independent business executive and formerly served from December 2002 to May 2006 as Executive Vice President, Strategy for UAL Corporation, an airline holding company, Prior to this position, Mr. Hacker served with UAL Corporation as President, UAL Loyalty Services from September 2001 to December 2002, and as Executive Vice President and Chief Financial Officer from July 1999 to September 2001. Mr. Hacker also serves as a director or trustee of a series of open-end investment companies that are part of the Columbia family of mutual funds and as a director of Nash Finch Company and Sea Cube Container Leasing. The Board has determined that Mr. Hacker is “financially literate” as defined by NYSE rules and is a “financial expert” as defined by SEC regulations. Mr. Hacker’s extensive experience in financial and operating management, including his prior service as an Executive Vice President, Strategy, of a major U.S. airline and his service as Chief Financial Officer of a major U.S. airline, in addition to his depth of knowledge in executive compensation, provide to the Board excellent perspectives on airline and aircraft leasing and finance matters, on strategic matters relevant to the Company and on executive compensation.

Peter V. Ueberroth was appointed to our Board on August 2, 2006. Mr. Ueberroth is an investor and Chairman of the Contrarian Group, Inc., a business management company, and has held this position since 1989. He is the non-executive co-chairman of Pebble Beach Company and a director of the Coca-Cola Company and Easton Bell Sports. He also served as director of Adecco SA, an international, publicly traded employment services company, Ambassadors International, Inc., a publicly traded travel services business, and Hilton Hotels Corporation during the past five years. Mr. Ueberroth brings strong leadership skills and extensive experience in the airline and travel industries to the Board. From his leadership roles in other global businesses and from in his past role as Chairman of the United States Olympic Committee, Mr. Ueberroth provides to the Board valuable understanding and perspective of international trends and strategies, particularly with respect to China.

Ron Wainshal was appointed to our Board on May 25, 2010. Mr. Wainshal became our Chief Executive Officer in May 2005. Prior to joining Aircastle, Mr. Wainshal was in charge of the Asset Management group of General Electric Commercial Aviation Service, or GECAS, from 2003 to 2005. After joining GECAS in 1998, he also led many of GECAS’ U.S. airline restructuring efforts and its bond market activities, and played a major marketing and structured finance role for GE in the Americas. Before joining GECAS, he was a principal and co-owner of a financial advisory company specializing in transportation infrastructure from 1994 to 1998 and prior to that held positions at Capstar Partners and The Transportation Group in New York and Ryder System in Miami. He received a BS in Economics from the Wharton School of the University of Pennsylvania and an MBA from the University of Chicago’s Graduate School of Business. Mr. Wainshal brings to the Board deep and varied experience in aircraft finance and leasing in particular and asset-based financing generally. He also has strong leadership skills, extensive managerial experience and a deep understanding of the Company and our industry.

Legal Proceedings Involving Directors, Officers or Affiliates.  There are no legal proceedings ongoing as to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our affiliates.

Director Independence.  In March 2011, our Board determined the independence of each member of the Board in accordance with the NYSE corporate governance rules and applicable rules of the United States Securities and Exchange Commission (the “SEC”). Each director affirmatively determined by the Board to have met the standards set forth in Section 303A.02 (b) of the NYSE listing standards is referred to herein as an “Independent Director”. The Board has determined that the following members of the Board are Independent Directors: Ronald W. Allen, Douglas A. Hacker, Ronald L. Merriman, Charles W. Pollard and Peter V. Ueberroth. In making this determination, our Board considered all relevant facts and circumstances, as required by applicable NYSE listing standards.

The NYSE rules require that the Board consist of a majority of “independent directors” and that the nominating/corporate governance committee, the compensation committee and the audit committee of the Board consist entirely of “independent directors.” Under NYSE listing standards, whether a director is an “independent director” is a subjective determination to be made by the Board, and a director of Aircastle only qualifies as “independent” if the Board affirmatively determines that the director has no material relationship with Aircastle (either directly or as a partner, shareholder or officer of an organization that has a relationship with Aircastle). While the test for independence is a subjective one, the NYSE rules also contain objective criteria that preclude directors from being considered independent in certain situations.

Specifically, persons meeting the following objective criteria are deemed to be not independent:

•	A director who is or was an employee, or whose immediate family member is an executive officer, of Aircastle (including any consolidated subsidiary), may not be considered independent until three years after the end of such employment relationship;

•	A director who has received, or whose immediate family member has received, during any twelve-month period within the last three years, more than US$120,000 in direct compensation from Aircastle (including any consolidated subsidiary), other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	A director who (i) is, or whose immediate family is, a current partner of a firm that is the internal or external auditor of Aircastle; (ii) is a current employee of such a firm; (iii) has an immediate family member who is a current employee of such a firm and who personally works on Aircastle’s audit; or (iv) was, or whose immediate family member was, within the last three years a partner or employee of such a firm and personally worked on Aircastle’s audit within that time;

•	A director who is or was employed, or whose immediate family member is or was employed, as an executive officer of another company where any of Aircastle’s present executive officers at the same time serve or served on that Company’s compensation committee may not be considered independent until three years after the end of such service or the employment relationship; and

•	A director who is a current employee, or whose immediate family member is an executive officer, of a company (or a consolidated subsidiary of such company) that has made payments to, or has received payments from, Aircastle for property or services in an amount which, in any single fiscal year, exceeds the greater of US$1 million or 2% of such other company’s consolidated gross revenues may not be considered an independent director until three years after falling below such threshold.

Ownership of a significant amount of Common Shares, by itself, does not constitute a material relationship.

The Board has not established additional guidelines to assist it in determining whether a director has a material relationship with Aircastle under NYSE rules, but instead evaluates each director or nominee for director under the tests set forth by the NYSE and through a broad consideration and evaluation of all relevant facts and circumstances. The Board, when assessing the materiality of a director’s relationship with Aircastle, also considers the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

CORPORATE GOVERNANCE

The role of our Board is to ensure that Aircastle is managed for the long-term benefit of our shareholders. To fulfill this role, the Board has adopted corporate governance principles designed to assure compliance with all applicable corporate governance standards, including those provided by the SEC and the NYSE. In addition, the Board is informed regarding Aircastle’s activities and periodically reviews, and advises management with respect to, Aircastle’s annual operating plans and strategic initiatives.

We review our corporate governance policies and practices on an ongoing basis and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the existing and proposed rules of the SEC and the existing and proposed listing standards of the NYSE.

Corporate Governance Guidelines.  Our Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are posted on our website at http://www.aircastle.com under “Investors — Corporate Governance” and are available in print to any shareholder of the Company upon request.

Code of Business Conduct and Ethics.  To help ensure that Aircastle abides by applicable corporate governance standards, our Board has adopted a Code of Business Conduct and Ethics, which is posted on our website at http://www.aircastle.com under “Investors — Corporate Governance,” and a Code of Ethics for Chief Executive and Senior Financial Officers, which is available in print to any shareholder of the Company upon request. The Company intends to post on its website any material amendments to its ethics codes and the description of any waiver from a provision of the ethics codes granted by the Board to any director or executive officer of the Company within four business days after such amendment or waiver.

Communications with the Board of Directors.  Shareholders and other interested parties who wish to communicate directly with any of the Company’s directors, including the Presiding Director as defined below or the Independent Directors as a group, may do so by writing to the Board, Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902 Attention: General Counsel. All communications will be received, sorted and summarized by the General Counsel, as agent for the relevant directors. Communications relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee. Other communications will be referred to such other director as may be appropriate. Communications may be submitted anonymously or confidentially.

Meetings of the Board of Directors.  Regular attendance at Board Meetings is required of each director. During 2010, Aircastle’s Board held 9 meetings. Each incumbent director attended 75% or more of the aggregate of all meetings of the Board and committees on which the director served during 2010, except for Wesley Edens. Mr. Edens was unable to attend certain meetings due to unforeseen scheduling conflicts, but reviewed the advance materials and his views were represented at the meetings by Mr. Adams.

Directors are invited and encouraged to attend the Company’s annual meeting of shareholders in person, by telephone or video conference, but the Company recognizes that such attendance may be impractical as a result of personal or business circumstances. Six directors attended our 2010 annual general meeting.

Board Leadership Structure and Executive Sessions.  The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. To this end, the Board has no policy mandating the combination or separation of the roles of Chairman and CEO and believes the matter should be discussed and considered from time to time as circumstances change. Currently, the Company maintains a separate Chairman and CEO. This leadership structure is appropriate for the Company at this time as it permits our CEO Ron Wainshal to focus primarily on management of the Company’s strategic direction and day-to-day operations, while allowing our Chairman Wes Edens, to lead the Board in its fundamental role of providing advice to and independent oversight of management.

The Board is comprised of seven non-management directors and one management director. In accordance with the Company’s Corporate Governance Guidelines and rules of the NYSE, the non-management directors are required to meet regularly in executive session. As such, the Board’s meetings include, whenever appropriate, executive sessions in which only Independent Directors are present. Any Independent Director can request that an executive session be scheduled. Ronald W. Allen has been appointed by the non-management directors as the lead non-management director to preside at those sessions, the “Presiding Director”. Also, according to the Company’s Corporate Governance Guidelines and rules of the NYSE, the “independent directors” must meet in executive session at least once a year. Interested parties who wish to communicate directly with the non-management directors may forward correspondence to The Presiding Director, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902.

Board Oversight of Risk Management.  Senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. The Company has developed a consistent, systemic and integrated approach to risk management to help determine how best to identify, manage and mitigate significant risks throughout the Company.

The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and also through the Board’s three committees, each of which examines various components of enterprise risk as part of its responsibilities. For example, the Audit Committee has primary responsibility for addressing risks relating to financial matters, particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting. The Nominating, and Corporate Governance Committee oversees risks associated with the independence of the Board and potential conflicts of interest. The Compensation Committee has primary responsibility for risks and exposures associated with the Company’s compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally, including whether it provides appropriate incentives that do not encourage excessive risk taking.

With respect to risk related to compensation matters, the Compensation Committee considers, in establishing and reviewing the Company’s executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Named executive officers’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonuses take into account overall corporate performance and are determined, for certain named executive officers, with a view to agreed target levels. A significant portion of compensation provided to the named executive officers is in the form of equity incentive awards that vest over time and are important to help further align executives’ interests with those of the Company’s shareholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking since the ultimate value of the awards is tied to the Company’s share price, and since awards are staggered and subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance. The Compensation Committee has also reviewed the Company’s compensation programs for employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

An overall review of risk is inherent in the Board’s evaluation of the Company’s long-term strategies and other matters presented to the Board. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with those efforts.

Committees of the Board of Directors.  The Board has three standing Committees: Audit, Compensation and Nominating and Corporate Governance. The table below indicates the members of each committee. All members of each committee are Independent Directors.

Nominating and
Name	Audit	Compensation	Corporate Governance

Joseph P. Adams, Jr.
Ronald W. Allen	X	X	Chair
Wesley R. Edens
Douglas A. Hacker*	X	Chair
Ronald L. Merriman*	Chair		X
Charles W. Pollard		X	X
Peter V. Ueberroth
Ron Wainshal

*	Messrs. Hacker and Merriman serve as financial experts on our Audit Committee.

The Audit Committee.  The Audit Committee acts under a written charter that has been approved by the Board and complies with the NYSE corporate governance rules and applicable SEC rules and regulations. A copy of the charter is posted on the Company’s website at http://www.aircastle.com under “Investors — Corporate Governance” and is available in print to any shareholder of the Company upon request. All three members of the Audit Committee are Independent Directors. The Board has determined that each member of the Audit Committee is “financially literate” as defined by NYSE rules, and that Messrs. Hacker and Merriman are qualified to serve as the Audit Committee’s “financial experts” as defined by SEC regulations. Each of Mr. Hacker and Mr. Merriman are Independent Directors. A brief description of each of Mr. Hacker and Mr. Merriman’s work experience is included on pages 4 and 5, respectively. The Board also determined that although Mr. Merriman currently sits on the audit committees of more than three public companies, these relationships would not impair his ability to serve effectively on the Company’s Audit Committee. Members of the Audit Committee, other than the Chair of the Audit Committee, do not receive any compensation from the Company other than their compensation as a director as described under Directors’ Compensation in this proxy statement.

Our Audit Committee’s functions include:

•	reviewing the audit plans and findings of the independent certified public accountants and our internal audit and risk review staff, and the results of regulatory examinations and monitoring management’s corrective action plans where necessary;

•	reviewing our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent certified public accountants;

•	reviewing our accounting and internal controls policies and procedures, compliance programs and significant tax and legal matters;

•	making recommendations to our shareholders regarding the annual appointment by our shareholders of the independent certified public accountants (which constitutes the auditor for purposes of Bermuda law) and evaluating their independence and performance, as well as setting clear hiring policies for employees or former employees of our independent certified public accounting firm; and

•	reviewing the process by which we assess and manage exposure to financial and legal risk.

During the fiscal year ended December 31, 2010, the Audit Committee held 12 meetings. Audit Committee meetings include, where appropriate, executive sessions in which the Audit Committee meets only with Committee members present or separately with the Company’s independent registered public accountants or with the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel. The report of the Audit Committee is included on page 26.

The Compensation Committee.  The Compensation Committee acts under a written charter that has been approved by the Board and complies with the NYSE corporate governance rules. A copy of the charter is posted on the Company’s website at http://www.aircastle.com under “Investors-Corporate Governance” and is available in print to any shareholder of the Company upon request. All three members of the Compensation Committee are Independent Directors.

Our Compensation Committee’s functions include:

•	reviewing the salaries, benefits and share-based grants for executive officers;

•	reviewing corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and determining the Chief Executive Officer’s compensation based on that evaluation;

•	acting as administrator of the Amended and Restated 2005 Aircastle Limited Equity Incentive Plan (the “Plan”); and

•	reviewing risks relating to the Company’s employment practices and the Company’s compensation and benefits practices.

The Compensation Committee held eight meetings during the fiscal year ended December 31, 2010. Compensation Committee meetings include, where appropriate, executive sessions in which the

Compensation Committee meets only with Committee members present or separately with the Deputy Chairman of the Board and/or with the Company’s Chief Executive Officer. The report of the Compensation Committee is included on page 19.

The Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee acts under a written charter that has been approved by the Board and complies with NYSE corporate governance rules. A copy of the charter is posted on the company’s website at http://www.aircastle.com under “Investors-Corporate Governance” and is available in print to any shareholder of the Company upon request. All three members of the Nominating and Corporate Governance Committee are Independent Directors. The Nominating and Corporate Governance Committee held five meetings during the fiscal year ended December 31, 2010.

Our Nominating and Corporate Governance Committee functions include:

•	reviewing the performance of the board of directors and incumbent directors and makes recommendations to our board of directors regarding the selection of candidates, qualification and competency requirements for service on the board of directors and the suitability of proposed nominees;

•	advising the board of directors with respect to the corporate governance principles applicable to the Company;

•	reviewing risks associated with the Company’s management and director succession planning; and

•	overseeing the evaluation of the board of directors and the Company’s management.

The Nominating and Corporate Governance Committee works with the Board to determine the appropriate and necessary characteristics, skills and experience of the Board, both as a whole and with respect to its individual members. The committee evaluates biographical and background information relating to potential candidates and interviews candidates selected by members of the committee and by the Board in making its decisions as to prospective candidates to the Board. While the committee does not specifically set forth any minimum skills that a candidate must have prior to consideration, the committee thoroughly examines a candidate’s understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment, understanding of the Company’s business, and educational and professional background. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of suitable candidates. As described below, the Nominating and Corporate Governance Committee will also consider candidates recommended by shareholders. We have not paid any third party a fee to assist in the process of identifying or evaluating candidates; however the Nominating and Corporate Governance Committee may elect in the future to engage firms that specialize in identifying director candidates.

All director candidates, including those recommended by shareholders, are evaluated on the same basis. Candidates for director must possess the level of education, experience, sophistication and expertise required to perform the duties of a member of a board of directors of a public company of the Company’s size and scope. At a minimum, the committee will consider whether the recommended candidate is subject to a disqualifying factor as described Section 303A.02(b) of the NYSE listing standards and the number of other boards and committees on which the individual serves. The committee may also consider, among other qualifications, a candidate’s (i) ethics, integrity and values; (ii) stature, reputation and credibility; (iii) experience and capability to set policy and oversee management’s execution of the business plan; (iv) knowledge of relevant industries; (v) contacts within the global aircraft leasing, aircraft financing, airline, cargo, manufacturing or other similar businesses; (vi) current or recent senior executive experience and leadership; and (vii) ethnic gender, professional, geographic and philosophical diversity within the overall composition of the board.While the Nominating and Governance Committee has not adopted a formal diversity policy with regard to the selection of director nominees, as mentioned above, diversity is one of the factors that the committee considers in identifying director candidates. As part of this process, the committee evaluates how a particular candidate would strengthen and increase the diversity of the board in terms of how that candidate may contribute to the board’s overall balance of perspectives, backgrounds, knowledge, experience and expertise in areas relevant to the Company’s business. The committee assesses its achievement of diversity through review of Board composition as part of the Board’s annual self-assessment process.

While the Corporate Governance Guidelines provide that the committee may, if it deems appropriate, establish procedures to be followed by shareholders in submitting recommendations for Board candidates, the Nominating and Corporate Governance Committee has not, at this time, put in place a formal policy with regard to such procedures. This is because procedures are set forth in our Bye-laws which permit shareholders to submit recommendations for Board candidates. The Board believes that it is appropriate for Aircastle not to have a specific policy since shareholders are always free to submit recommendations for Board candidates, simply by following the procedures set forth in our Bye-laws, as described below.

Shareholders wishing to recommend a director candidate to the Chairman of the Nominating and Corporate Governance Committee for its consideration should write to the Secretary, Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902. Recommendations must be received no less than 90 days nor more than 120 days before the anniversary of the prior year’s annual general meeting of shareholders to be considered for inclusion in the proxy statement for the 2011 Annual General Meeting of Shareholders. All recommendations meeting the minimum requirements set forth in the Corporate Governance Guidelines will be referred to the Chairperson of the Nominating and Corporate Governance Committee. Such letters of recommendation must include the address and number of shares owned by the nominating shareholder, the recommended individual’s name and address, and a description of the recommended individual’s background and qualifications. A signed statement from the recommended individual must accompany the letter of recommendation indicating that he or she consents to being considered as a candidate and that, if nominated by the Board and elected by the shareholders, he or she will serve as a director of the Company. In addition, the notice must also include any other information relating to the shareholder or to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.

In addition, our Bye-laws allow shareholders to propose or nominate a candidate for election as a director. Such proposal or nomination must be made in accordance with the procedures and time-limits set out in the Bye-laws of the Company.

A person must own Common Shares on the date that he or she sends the notice to Aircastle under the procedures above for the nomination to be valid under our Bye-laws. Provided that the required biographical and background material described above is provided for candidates properly recommended by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board. If the Chairman of the Board determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

DIRECTOR COMPENSATION

Each of Messrs. Allen, Hacker, Merriman and Ueberroth received an annual cash fee of US$60,000 in 2010, and Mr. Pollard received a fee of US$18,904 reflecting his service for only a portion of 2010. In addition, in 2010 the chair of each of the Audit, Compensation and Nominating and Corporate Governance Committee each received cash fees of US$15,000 and each other committee member received US$10,000, but in the case of Mr. Pollard these amounts were adjusted to reflect his service for only a portion of 2010.

Fees to independent directors may be paid by issuance of Common Shares, based on the value of our Common Shares at the date of issuance, rather than in cash, provided that any such issuance does not prevent such director from being determined to be an Independent Director and such shares are granted pursuant to a shareholder-approved plan or the issuance is otherwise exempt from any applicable stock exchange listing requirement. Affiliated directors (i.e., Messrs. Edens, Adams and Wainshal), however, will not be separately compensated by us. All members of the Board will be reimbursed for reasonable costs and expenses incurred in attending meetings of the Board or otherwise incurred in connection with carrying out their duties as directors.

In 2010, the Board approved the following grants under the Amended and Restated Aircastle Limited 2005 Equity Incentive Plan (the “Plan’):

•	On April 1, 2010, each of Messrs Allen, Hacker, Merriman and Ueberroth received a grant of 7,128 Restricted Shares vesting on January 1, 2011;

•	Mr. Pollard received a restricted share grant of 5,806 shares under the Plan upon his appointment to our Board on July 6, 2010. These restricted shares vested on January 1, 2011.

•	Commencing with 2011, on the first business day of each calendar year, each of Messrs Allen, Hacker, Merriman, Pollard and Ueberroth shall receive a grant of Restricted Shares with the number of shares for such grant being equal to US$90,000 divided by the Fair Market Value (as defined in the Plan) of a share of Common Stock as of such date, rounded to the nearest whole share, and with such Restricted Shares fully vesting on January 1 of the following calendar year, pursuant to the terms and conditions of the Plan and the Award Agreement. On January 1, 2011, the number of shares granted to each of Messrs Allen, Hacker, Merriman, Pollard and Ueberroth was 8,612, vesting on January 1, 2012.

The table below sets forth certain information concerning the compensation earned in 2010 by our directors.

DIRECTOR COMPENSATION

	Fees Earned or			All Other
	Paid in Cash	Stock Awards		Compensation	Total
Name	(US$)	(US$)		(US$)(3)	(US$)

Wesley R. Edens	—	—		—	—
Joseph P. Adams, Jr.	—	—		—	—
Ronald W. Allen	95,000	68,571	(1)	3,926	167,497
Douglas A. Hacker	82,993	68,571	(1)	3,926	155,490
Ronald L. Merriman	85,000	68,571	(1)	3,926	157,497
Charles W. Pollard	18,904	44,590	(2)	581	64,075
Peter V. Ueberroth	60,000	68,571	(1)	3,926	132,497
Ron Wainshal	—	—		—	—

(1)	In accordance with SEC disclosure rules, the amounts reported in the “Stock Awards” column of the table above reflect the fair value on the grant date of the stock awards granted to our directors during 2010 determined in accordance with FASB ASC Topic 718. For a summary of the assumptions made in the valuation of these awards, please see note 8 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010. The grant date fair value of each equity award was $9.62 per share. The aggregate number of stock awards outstanding at December 31, 2010 for each director was: Mr. Allen-7,128, Mr. Hacker-7,128, Mr. Merriman-7,128 and Mr. Ueberroth-7,128.

(2)	Mr. Pollard was appointed to our Board in July 2010. The grant date fair value of Mr. Pollard’s equity award was $7.68 per share. The aggregate number of stock awards outstanding at December 31, 2010 for Mr. Pollard was 5,806.

(3)	The following reported amounts consist of dividend payments made by the Company on unvested restricted Common Shares for each director in 2010: Mr. Allen-US$3,926, Mr. Hacker-US$3,926, Mr. Merriman-US$3,926, Mr. Pollard US$581.00 and Mr. Ueberroth-US$3,926.

OWNERSHIP OF THE COMPANY’S COMMON SHARES

Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of ownership on Form 3 and changes in ownership on Forms 4 and 5. Such officers, directors and greater-than-ten percent shareholders are also required by the SEC to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to all of its reporting persons were complied with during the fiscal year ended December 31, 2010.

Security Ownership of Certain Beneficial Owners and Management.  The following table sets forth, as of March 15, 2011, the total number of Common Shares beneficially owned, and the percent so owned, by (i) each person known by us to be the beneficial owner of more than five percent of our Common Shares, (ii) each of our directors and named executive officers and (iii) all directors and executive officers as a group. The percentage of beneficial ownership of our Common Shares is based on Common Shares outstanding as of that date.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership(1)(2)	Percent(3)

Executive Officers and Directors(4)
Wesley R. Edens(5)	22,035,877	27.60%
Ron Wainshal(6)	559,465	*
Michael Inglese	262,490	*
David Walton	234,154	*
J. Robert Peart	158,870	*
Aaron Dahlke	49,286	*
Joseph P. Adams, Jr.	5,000	*
Ronald W. Allen	67,383	*
Douglas A. Hacker	75,783	*
Charles W. Pollard	14,418	*
Ronald L. Merriman	32,790	*
Peter V. Ueberroth(7)	252,292	*
All directors and executive officers as a group (15 persons)	23,892,374	29.93%
5% Shareholders
Fortress Investment Group LLC(8)	22,035,877	27.60%
Black Rock, Inc(9)	4,310,820	5.40%
Dimensional Fund Advisors LP(10)	4,228,543	5.30%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common shares subject to options or warrants currently exercisable or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

(2)	Consists of Common Shares held, including restricted shares, shares underlying share options exercisable within 60 days and shares underlying warrants exercisable within 60 days.

(3)	Percentage amount assumes the exercise by such persons of all options and warrants exercisable within 60 days to acquire common shares and no exercise of options or warrants by any other person.

(4)	The address of each officer or director listed in the table below is: c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902.

(5)	Wesley R. Edens may be deemed to beneficially own the shares listed in this report as beneficially owned by Fortress Investment Group LLC (“FIG”) or its affiliates. Mr. Edens disclaims beneficial ownership of all reported shares except to the extent of his pecuniary interest therein and the inclusion of the shares in this report shall not be deemed to be an admission of beneficial ownership of all of the reported shares for purposes of Section 16 or otherwise.

(6)	Includes 2,400 Shares held indirectly as Custodian for Sarah Wainshal.

(7)	Includes 200,000 shares held indirectly by the Ueberroth Family Trust.

(8)	Fortress Fund III GP LLC (“FF III GP LLC”) is the general partner, and FIG LLC is the investment advisor, of each of Fortress Investment Fund III LP (“FIF III LP”), Fortress Investment Fund III (Fund B) LP (“FIF III Fund B LP”), Fortress Investment Fund III (Fund C) LP (“FIF III Fund C LP”), Fortress Investment Fund III (Fund D) L.P. (“FIF III Fund D L.P.”), Fortress Investment Fund III (Fund E) L.P. (“FIF III Fund E L.P.”), Fortress Investment Fund III (Coinvest Fund A) LP (“FIF III Coinvest Fund A LP”), Fortress Investment Fund III (Coinvest Fund B) LP (“FIF III Coinvest Fund B LP”), Fortress Investment Fund III (Coinvest Fund C) LP (“FIF III Fund Coinvest Fund C LP”), and Fortress Investment Fund III (Coinvest Fund D) L.P (FIF III Fund D Coinvest Fund D L.P.). FIF III LP is the sole member each of Fortress Investment Fund III Sub LLC and Fortress Investment Fund III Sub Two LLC. FIF III Fund B LP is the sole member of each of Fortress Investment Fund III (Fund B) Sub LLC and Fortress Investment Fund III (Fund B) Sub Two LLC. FIF III Fund C LP is the sole member of Fortress Investment Fund III (Fund C) Sub LLC. FIF III Fund D L.P. is the sole member of Fortress Investment Fund III (Fund D) Sub Ltd. FIF III Fund E L.P. is the sole member of Fortress Investment Fund III (Fund E) Sub Ltd. FIF III Coinvest Fund A LP is the sole member of Fortress Investment Fund III (Coinvestment Fund A) Sub LLC. FIF III Coinvest Fund B LP is the sole member of Fortress Investment Fund III (Coinvestment Fund B) Sub LLC. FIF III Coinvest Fund C LP is the sole member of Fortress Investment Fund III (Coinvestment Fund C ) Sub LLC and FIF III Coinvest Fund D L.P. is the sole member of Fortress Investment Fund III (Coinvestment Fund D) Sub Ltd. The sole managing member of FF III GP LLC is Fortress Investment Fund GP (Holdings) LLC. The sole managing member of Fortress Investment Fund GP (Holdings) LLC is Fortress Operating Entity I LP (“FOE I”). FOE I is the sole managing member of FIG LLC. FIG Corp. is the general partner of FOE I, and FIG Corp. is wholly-owned by FIG. Fortress Partners Master Fund L.P. is the sole managing member of Fortress Partners Offshore Securities LLC. Fortress Partners Offshore Master GP LLC (“FPOM”) is the general partner of Fortress Partners Master Fund L.P. FOE I is the sole managing member of FPOM. FIG Corp. is the general partner of FOE I. FIG Corp. is a wholly-owned subsidiary of FIG. Fortress Partners Fund LP is the sole managing member of Fortress Partners Securities LLC. Fortress Partners GP LLC is the general partner of Fortress Partners Fund LP. FPIH IV is the sole managing member of Fortress Partners GP LLC. Fortress Partners Advisors LLC (“FPA”) is the investment advisor of Fortress Partners Fund LP. FIG LLC is the sole managing member of FPA. FOE I is the sole managing member of FIG LLC and FPIH IV. FIG Corp. is the general partner of FOE I. FIG Corp. is a wholly-owned subsidiary of FIG.

(9)	Information regarding Black Rock, Inc. (“Black Rock”) is based solely upon a Schedule 13F filed by Black Rock with the SEC on January 21, 2011, which indicates that Black Rock held sole voting power and sole dispositive power over 4,310,820 shares. The address of Black Rock is 40 East 52nd Street, New York, NY 10022.

(10)	Information regarding Dimensional Fund Advisors LP (“Dimensional”) is based solely upon a Schedule 13F filed by Dimensional with the SEC on February 11, 2011, which indicates that Dimensional held sole voting power and sole dispositive power over 4,228,543 shares. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, TX 78746.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes and analyzes our executive compensation program for our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three other executive officers named in our Summary Compensation Table. We refer to these five officers throughout the CD&A and the accompanying tables as our “named executive officers.”

Executive Summary

We seek to closely align the interests of our named executive officers with the interests of our shareholders. As described in this CD&A, our compensation program is designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding encouraging unnecessary or excessive risk-taking. Our named executive officers’ total compensation is comprised of a mix of base salary, discretionary cash bonus and discretionary equity incentive awards that vest over time.

Our 2010 financial performance, including our performance relative to our peers (and the compensation practices of our peers) along with the individual performance of our named executive officers, served as key factors in determining compensation for 2010, including as follows:

•	In recognition of the importance of long-term incentives and compensation tied to performance, the Compensation Committee amended employment agreements with certain of the named executive officers to provide for a greater proportion of overall compensation to be delivered in the form of restricted share grants or other equity-based compensation.

•	In light of the executive compensation pay practices of a peer group, the Compensation Committee determined to provide salary increases to our executives so that salary levels would be consistent with market practice.

•	In an effort to increase transparency and to provide balanced incentives for individual performance, the Compensation Committee established target cash bonus and equity incentive award levels for certain of our named executive officers.

In light of the importance of tying compensation to performance, the Compensation Committee is working with management and its independent compensation consultant, Towers Watson, to develop operational and performance-based metrics for setting the overall size of a portion of the Company’s bonus pool for 2011 and against which to measure the target cash bonus and equity incentive award levels set out in the employment agreements for Messrs. Wainshal, Inglese, Peart and Walton.

The changes that were made to our compensation program in 2010 and our anticipated changes in 2011 build upon the Company’s compensation governance framework and our overall pay-for-performance philosophy. The Compensation Committee’s independent compensation consultant, Towers Watson, that does not provide any services to management and that had no prior relationship with management prior to the engagement.

We encourage you to read this Compensation Discussion and Analysis for a detailed discussion and analysis of our executive compensation program, including information about the 2010 compensation of the named executive officers.

Objectives of Executive Compensation Program

The primary goals of our compensation program for our named executive officers are to attract, motivate and retain the most talented and dedicated executives and to align their annual and long-term incentives with enhancing shareholder value. To achieve these goals we implement and maintain executive compensation plans that are intended to:

•	Motivate our named executive officers by providing the large majority of their overall compensation through incentives tied to overall Company performance and success relative to individual goals set for them.

•	Align each named executive officer’s incentives with those of shareholders by delivering a substantial portion of their compensation in the form of restricted stock grants.

•	Balance short-term and long-term goals, including by having restricted stock granted to our named executive officers vest over a period of time.

Role of the Compensation Committee

The Compensation Committee evaluates each named executive officer’s performance with a goal of setting overall compensation at levels that the Compensation Committee believes are appropriate in view of our financial and operational performance, including investing, capital raising, liquidity management, asset sales and portfolio management, and in view of the individual performance of the executive. In addition, the Compensation Committee believes that the mix and level of compensation for the named executive officer should reflect the importance of the executive to the Company’s success, the responsibilities of the executive within the Company, competition for the executive’s talent and relative levels of compensation for other executives at the Company.

The Compensation Committee retained the firm of Towers Watson to advise the Compensation Committee in connection with its incentive compensation decisions with respect to 2010. Representatives of Towers Watson attended selected Compensation Committee meetings and provided objective third-party advice, compensation market perspectives and expertise on proposed executive compensation levels, and provided a peer group executive compensation analysis for the Compensation Committee. Towers Watson reports directly to the Compensation Committee and provided its counsel and advice to the Compensation Committee as an independent consultant. It did not provide other services to management or to the Company. The Compensation Committee has retained Towers Watson to assist the Committee in 2011.

In connection with its compensation determination for the named executive officers for 2010, the Compensation Committee reviewed the executive compensation pay practices of a peer group comprised of the following companies (the “Peer Group Analysis”) American Campus Communities Inc, BioMed Realty Trust Inc, Brandywine Realty Trust, DCT Industrial Trust Inc, Eagle Bulk Shipping Inc, Equity Lifestyle Properties Inc., Entertainment Properties Trust, Extra Space Storage Inc., GATX Corp, Genco Shipping & Trading Limited, General Maritime Corp, Kilroy Realty Corp, Kirby Corp, Lexington Realty Trust, Mid-America Apartment Communities Inc, Overseas Shipholding Group Inc., Rent-A-Center Inc, RSC Holdings Inc, TAL International Container Corporation, and United Rentals Inc.

In establishing a peer group for evaluating the pay practices of the Company with respect to 2010, the Compensation Committee chose companies in the shipping, equipment leasing and real estate investment trust industries as the Company has few public company peers in the aircraft leasing industry and, in any case, the Company’s peers in the aircraft leasing industry do not report their executive compensation pay levels and practices in detail in their SEC filings. Therefore, the Compensation Committee, with the assistance of Towers Watson and input from management, selected as a peer a group of publicly traded asset management companies with market capitalizations ranging from more than US$500 million to US$2.5 billion and enterprise values ranging from US$1.4 billion to $4.1 billion, in each case as of December 31, 2009, and which provide detailed information concerning executive compensation. The Compensation Committee determined that this peer group would provide the best publicly available information with which to compare the Company’s pay practices. The Compensation Committee also discussed with management and Towers Watson general information collected by management with respect to the pay practices at certain of the Company’s primary competitors in the aircraft leasing industry.

Following its review of the a similar peer group analysis in 2009, and after discussions with Towers Watson, the Compensation Committee determined that it would be appropriate in 2010 to adopt changes in the mix of the elements of compensation for the named executive officers and as part of such a change, review the base salary levels for the named executive officers. In July 2010, the Compensation Committee approved a new employment agreement for Mr. Wainshal which, among other things, increased his base salary and established target cash bonus and equity incentive award levels. The Compensation Committee believes that the salary and target bonus and equity award levels for Mr. Wainshal are now generally in line with the compensation mix and levels for chief executive officers as noted in the Peer Group Analysis, as well as the mix and levels noted in a similar peer group analysis performed in 2009. Mr. Wainshal’s amended employment agreement also provides for a greater proportion of his overall compensation, for 2010 and for future years, to be delivered in the form of restricted share grants or other equity-based compensation, which would vest over time and provide greater medium- to long-term incentive.

The Compensation Committee is also working with management and Towers Watson to develop operational and performance-based metrics for setting the overall size of a portion of the Company’s bonus pool for 2011 and against which to measure the target cash bonus and equity incentive award levels for Mr. Wainshal, Inglese, Peart and Walton.

Elements of Compensation

Compensation for our named executive officers consists of the following six elements, which, in combination, are intended to promote the goals described above:

•	a base salary;

•	a discretionary cash bonus;

•	discretionary equity incentive awards;

•	dividends; and

•	other compensation, including severance benefits and medical, dental, life insurance and 401(k) plans.

These elements, in combination, are intended to promote the goals described above. Base salary provides a minimum level of compensation that assists in our efforts to attract and retain talented executives. Discretionary cash bonuses and restricted share bonus grants reflect our performance and reward achievement of executive performance objectives. Restricted share bonus grants and periodic restricted share grants align executive compensation with enhancing shareholder value. For our named executive officers, we believe that restricted share grants should comprise a higher percentage of total compensation than for less senior executives, because these elements of compensation are more closely related to the objective of enhancing shareholder value and the performance of the named executive officers can most directly bring about that enhancement.

In making individual compensation decisions, the Compensation Committee considers the total compensation awarded to the named executive officer, including all elements of compensation and including any applicable terms of the executive’s employment agreement or employment letter. The Compensation Committee determines the compensation of the CEO, and is assisted in this determination by reviewing his performance with other members of the Board, including the Deputy Chairman. In making determinations regarding the compensation for the other named executive officers, the Compensation Committee considers the recommendations of the Chief Executive Officer and, where appropriate, input from the Deputy Chairman. The Compensation Committee also reviews the annual self-appraisal reports of the senior executives, and the manager performance review reports, that are produced each year as part of our annual employee evaluation process. For the senior executives, these reports include an analysis of the goals set for the preceding year, whether and how those goals were met, whether that executive’s performance met the Company’s ethical standards, and also outline the goals for the coming year.

The CEO makes compensation recommendations for each of the other named executive officers. In making these recommendations, the CEO evaluates their performance, their responsibilities, their compensation relative to other senior executives within the Company and publicly available information regarding the competitive market for talent.

Base Salary.  Base salaries are intended to provide fixed compensation to each named executive officer that reflects his or her responsibilities, experience, value to the Company and demonstrated performance, and that takes into account, where applicable, the compensation levels from recent prior employment and the current market environment. Base salaries are reviewed annually and are adjusted from time to time in view of individual responsibilities, performance, publicly available market information, perceived competitiveness of the market for the relevant executive and his or her salary history at the Company. Messrs. Wainshal, Inglese and Walton received base salary increases in 2010 to $600,000, $400,000 and $400,000. These increases were made to keep the salary levels for these named executive officers generally in line with the salary levels for similar executives in the Peer Group Analysis, and reflect a change in the overall mix of compensation elements toward a greater percentage of equity incentive award based and fixed cash compensation and a reduced percentage of cash discretionary bonus amounts as compared to prior years.

Discretionary Bonus Awards.  Discretionary annual bonuses for our named executive officers are paid in a combination of immediately vested cash, typically payable in mid-March, and restricted share grants or other share-based awards vesting over a three-year period, in each case in amounts reviewed and approved by the Compensation Committee. The annual incentive bonuses are intended to compensate our named executive officers for individual performance achievements and for achieving important goals and objectives, including those set out in his or her performance review from the prior year. The purpose of providing a portion of the bonus in restricted share grants is to align compensation for our named executive officers with the interests of the shareholders, with vesting of restricted shares being subject to continued service. Each of our named executive officers owns a substantial amount of the Company’s common shares.

The Compensation Committee took into account the individual performance of each of the named executive officers, the overall performance of the Company and the Peer Group Analysis in determining the bonus payment amounts for the named executive officers. While the Compensation Committee did not determine that, as a policy matter, bonus payments and total compensation target levels should correspond to particular percentile in the Peer Group Analysis, the Compensation Committee took note of the Peer Group Analysis median for similar executive officer positions within the peer group in setting the target levels for 2010.

Bonus levels vary depending on the individual named executive officer and are considered with respect to target bonus levels; however, they are not formulaic, but instead are based upon a subjective evaluation of performance and, except in the case of his own bonus determination, the recommendations of the CEO.

In February 2011, the Compensation Committee found the following factors significant in determining the amounts of the discretionary annual bonuses and discretionary equity incentive awards for our named executive officers with respect to 2010:

•	For all of the named executive officers, the overall performance of the Company, including strong portfolio performance including high level of utilization and steady rental revenue yields, accessing various forms of debt financing and new investments.

•	Mr. Wainshal led the Company through a difficult business environment during 2010, and helped position the Company for attractive new growth. During most of the year, Mr. Wainshal spearheaded our new investment efforts which resulted in approximately $500 million in aircraft acquisitions. Mr. Wainshal also worked to secure commitments for the financing of the majority of our new A330 program deliveries, supported by European Export Credit Agency (“ECA”) guarantees. In his role as Chief Risk Officer, Mr. Wainshal led the Company’s proactive portfolio management efforts, including active airline risk monitoring and assessment.

•	Mr. Inglese took on a leading role in the Company’s financing efforts, securing $1.1 billion in financing commitments in 2010, including the $300 million unsecured bond issuance in July 2010, a progress payment financing facility in connection with our new A330 order and the ECA-supported commitments and delivery financings for our new A330 order. Mr. Inglese also took on a leading role in various strategic initiatives, while also continuing to enhance the Company’s business planning functions, and he played an active role in maintaining and expanding strong relationships with investors and the financial community.

•	Mr. Walton led the Company’s asset management function, including completion of our 2010 lease extensions or transitions and other aircraft repossessions and transitions and on collection efforts. He also played a key role in the delivery of our first two new A330-200F aircraft and in securing financing for the new A330 program. Mr. Walton also oversaw the legal aspects of the Company’s financing and placement efforts and continued to focus on process improvements that have enhanced our asset management capabilities. Mr. Walton’s efforts helped the Company achieve 99% portfolio utilization for the full year and very low receivables balances.

•	Mr. Dahlke played a leading role in our audit process and in the preparation of our periodic financial reporting as well as in our enterprise risk assessment program during 2010. He also played an important role, both internally and within relevant industry groups, in evaluating and commenting on the FASB/IASB Lease Exposure Draft relating to proposed changes to lease accounting. In addition, Mr. Dahlke provided transaction accounting advice internally to assist us in evaluating potential transactions and in deal execution.

For 2010, the cash and equity incentive awards for Messrs. Wainshal, Inglese, Peart and Walton were determined generally with reference to the target levels agreed in the relevant employment agreement, with reference as well to the individual performance parameters described above. The amended employment agreements for Messrs. Wainshal, Inglese and Walton, adopted in 2010, have adjusted the mix of compensation so that the target equity incentive award level has increased as a percentage of overall compensation for these named executive officers; more specifically, the target cash bonus levels are $600,000 for Mr. Wainshal and $400,000 for Messrs. Inglese, Walton and Peart, while the target equity bonus levels are $1,2000,000 for Mr. Wainshal and $400,000 for Messrs. Inglese, Walton and Peart. For Mr. Dahlke, and for other senior members of the management team, the Compensation Committee determined that generally the first US$100,000 of value of the discretionary bonus should consist of cash and approximately 40% of any amounts in excess of the first US$100,000 in value would consist of restricted share grants, with the remainder being paid in cash. The Compensation Committee used the same formula for allocating discretionary bonuses between cash and restricted share grants for the prior year’s grants, having determined that such allocation remained the optimal division between cash compensation and long-term compensation to attain its compensation objectives. Following the February 8, 2011 meeting, bonus restricted share grants were made under the Plan, and generally vest in one-third increments on January 1, 2012, January 1, 2013 and January 1, 2014.

Cash bonuses are paid in a single installment in March of the following year, and bonus restricted share grants are communicated to the relevant employees as soon as practicable after determination by the Compensation Committee in February of the following year. In early 2012, the Compensation Committee will determine the allocation between cash and restricted share grants for any discretionary bonuses that may be awarded to named executive officers with respect to 2011.

Dividends.  A component of our executive compensation consists of dividends paid on restricted shares, whether such shares are vested or unvested. Paying dividends on unvested shares further aligns the interest of our named executive officers with the interests of our shareholders.

Other Compensation.  We have entered into amended employment agreements, employment agreements and letters and restricted share grant agreements with our named executive officers that provide severance payments and benefits or accelerated vesting of restricted shares in the circumstances described in greater detail below in the section entitled “Potential Payments upon Termination or Change in Control.” Severance and change in control benefits are an essential element of compensation for our named executive officers and assist us in recruiting and retaining talented executives in a competitive market and are typically required in order to permit the Company to retain existing employees and attract a prospective executive to leave his or her current employment and join the Company. Severance benefits for Messrs. Wainshal, Inglese and Walton were amended as part of the amended employment agreements adopted in 2010 in order to better reflect, in the view of the Compensation Committee based in part on the advice of Towers Watson, severance benefits which similarly situated executives would expect to have in place at similar companies. This was the also case for the employment agreement negotiated with Mr. Peart when he joined Aircastle in 2010. In addition, in connection with the Compensation Committee’s review of market practices with respect to restricted share awards for Messrs Wainshal, Inglese and Walton in 2010, the Compensation Committee approved amendments to certain of their restricted share grant letters. These amendments changed the vesting of the remaining grants that were originally set to vest over five years so they would vest in three years instead, in line with other grants made under the Plan.

All of our named executive officers are also eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all employees and do not discriminate in favor of our named executive officers. We do not view perquisites as a significant element of our comprehensive compensation structure.

Pension Benefits

None of our named executive officers participates in, or has any accrued benefits under qualified or non-qualified defined benefit plans sponsored by us. The Compensation Committee may elect to adopt qualified or non-qualified defined benefit plans in the future if the Compensation Committee determines that doing so is in the Company’s best interests.

Nonqualified Deferred Compensation

None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. The Compensation Committee may elect to adopt non-qualified defined contribution plans or other nonqualified deferred compensation plans in the future if the Compensation Committee determines that doing so is in the Company’s best interests.

Internal Revenue Code Section 162(m)

The Compensation Committee has reviewed the provisions of Section 162(m) of the Internal Revenue Code, relating to the US$1 million deduction cap for certain executive compensation. Section 162(m) has been taken into account as one of the factors considered in establishing the compensation program for our named executive officers. However, in order to maintain flexibility in compensating our named executive officers in a manner designed to promote various corporate goals, the Compensation Committee has not at this time adopted a policy that all compensation must be deductible. The Company anticipates that a portion of the compensation for named executive officers with respect to 2010 will not be deductible by the Company under Section 162(m), and that the increase in US corporate tax as a consequence of such non-deductibility will be approximately US$120,000.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board, which is comprised of three Independent Directors, operates pursuant to a written charter, which was adopted in August 2006 and which is available at http://www.aircastle.com under “Investors — Corporate Governance”.

The Compensation Committee is primarily responsible for reviewing, approving and overseeing the Company’s compensation plans and practices, and works with management to establish the Company’s executive compensation philosophy and programs. The members of the Committee at the end of the 2010 fiscal year were Douglas A. Hacker (Chair), Ronald W. Allen and Charles W. Pollard.

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on that review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee

Douglas A. Hacker, Chair
Ronald W. Allen
Charles W. Pollard

SUMMARY COMPENSATION TABLE FOR 2010

The table below sets forth information regarding 2010, 2009 and 2008 compensation for each of our named executive officers. Our named executive officers are our CEO, CFO and the three other most highly compensated executive officers of the Company:

				Stock	All Other
	Fiscal	Salary	Bonus	Awards	Compensation	Total
Name and Principal Position	Year	(US$)	(US$)	(US$)(1)	(US$)(2)	(US$)

Ron Wainshal Principal Executive Officer	2010	600,000	600,000	0(3)	97,346	1,297,346
	2009	325,000	1,045,000	1,057,092(4)	101,273	2,528,365
	2008	325,000	445,000	0(5)	363,700	1,133,700
Michael Inglese Principal Financial Officer	2010	306,795	400,000	0(3)	89,715	796,510
	2009	300,000	580,000	691,508(4)	84,429	1,655,937
	2008	300,000	370,000	0(5)	215,251	885,252
David Walton Chief Operating Officer,	2010	306,795	450,000	0(3)	64,468	821,263
General Counsel and Secretary	2009	300,000	610,000	728,592(4)	56,375	1,694,967
	2008	300,000	400,000	0(5)	121,349	821,350
J. Robert Peart(6) Chief Investment Officer	2010	13,590	400,000	1,693,493(7)	63	2,107,146
Aaron Dahlke(8) Chief Accounting Officer	2010	250,000	190,000	0(3)	29,684	469,684

(1)	In accordance with the SEC’s disclosure rules, the amounts reported in the “Stock Awards” column of the table above for 2010, 2009 and 2008 reflect the fair value on the grant date of the stock awards granted to our named executive officers determined in accordance with FASB ASC Topic 718. For a summary of the assumptions made in the valuation of these awards, please see note 6 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010. See below Grants of Plan-Based Awards for information regarding restricted share grants made to our named executive officers.

(2)	The following reported amounts consist of dividend payments made by the Company on unvested restricted Common Shares for each named executive officer in 2010: Mr. Wainshal-US$84,421, Mr. Inglese-US$77,475, Mr. Walton-US$52,027; Mr. Dahlke-US$17,847 and Mr. Peart-US$0. The remaining amounts represent Company contributions made during 2010 to each named executive officer’s 401(k) plan account and certain insurance premiums.

(3)	Stock awards in respect of fiscal 2010 were not approved by the compensation committee and not communicated to the named executive officers in 2010 and therefore are not shown as 2010 “Stock Awards”. Stock awards in respect of fiscal year 2010 were approved by the compensation committee and communicated to the named executive officers in February 2011. The grant date fair value of stock awards in respect of fiscal year 2010 which vest over three years and were communicated in February 2011: Mr. Wainshal-US$1,317,882, Mr. Inglese-US$439,294, Mr. Walton-US$494,196, and Mr. Dahlke US$65,875.

(4)	The reported amounts include stock awards in respect of fiscal year 2008 which were communicated in January 2009 and the stock awards in respect of fiscal year 2009 which were communicated in December 2009. The grant date fair value of stock awards in respect of fiscal year 2008 which were communicated in January 2009: Mr. Wainshal-US$212,980, vesting over three years, and US$231,500, vesting over five years; Mr. Inglese-US$159,120, vesting over three years, and US$221,000, vesting over five years; and Mr. Walton-US$176,800, vesting over three years, and US$221,000, vesting over five years.

The grant date fair value of stock awards in respect of fiscal year 2009 which vest over three years and were communicated in December 2009: Mr. Wainshal-US$612,612, Mr. Inglese-US$311,388 and

Mr. Walton-US$330,792. See below Grants Of Plan-Based Awards for information regarding restricted share grants made to our named executive officers.

(5)	Stock awards in respect of fiscal year 2008 were not communicated to the named executive officers in 2008 and therefore are not shown as 2008 “Stock Awards”. Stock awards in respect of fiscal year 2008 were communicated to the named executive officers in January 2009 and, accordingly, are included as 2009 stock awards. See below Grants Of Plan-Based Awards for information regarding restricted share grants made to our named executive officers.

(6)	Mr. Peart became the Chief Investment Officer of the Company in December 2010.

(7)	The grant date fair value of Mr. Peart’s restricted share award for FASB ASC Topic 718 purposes was $10.34 per share. The aggregate number of stock awards outstanding at December 31, 2010 for Mr. Peart was 163,684. See below Grants Of Plan-Based Awards for information regarding restricted share grants made to our named executive officers.

(8)	Mr. Dahlke became a Named Executive Officer of the Company in 2010.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding restricted share grants made to our named executive officers under the Plan during the year ending December 31, 2010:

					Grant Date
		Date of	Number of		per Share	Grant Date Fair
	Grant	Comp. Comm	Shares of Stock		Fair Value	Value of Stock
Name	Date(1)	Action(1)	or Units (#)(1)		(US$)(1)	Awards (US$)(1)

Ron Wainshal	Not Applicable	Not Applicable	0	(2)	0	0
Michael Inglese	Not Applicable	Not Applicable	0	(2)	0	0
David Walton	Not Applicable	Not Applicable	0	(2)	0	0
J. Robert Peart(3)	12/20/2010	12/20/2010	125,000		10.34	1,292,500
	12/20/2010	2/17/2011	38,684	(4)	10.34 (3)	399,993
Aaron Dahlke(5)	Not Applicable	Not Applicable	0	(2)	0	0

(1)	In accordance with the SEC’s disclosure rules, the amounts reported in this table reflect the fair value on the grant date of the stock awards granted to Mr. Peart during 2010 determined in accordance with FASB ASC Topic 718. 25,000 restricted shares vest on August 31, 2012. 138,684 restricted shares vest in 12,895, 37,895, 37,894, 25,000 and 25,000 increments each January 1, commencing January 1, 2012.

(2)	Stock awards in respect of fiscal 2010 were not approved by the compensation committee and not communicated to the named executive officers in 2010 and therefore are not shown as 2010 “Stock Awards”. Stock awards in respect of fiscal year 2010 were approved by the compensation committee and communicated to the named executive officers in February 2011. The grant date fair value of stock awards in respect of fiscal year 2010 which vest over three years and were communicated in February 2011: Mr. Wainshal-US$1,317,882, Mr. Inglese-US$439,294, Mr. Walton-US$494,196 and Mr. Dahlke $65,875.

(3)	Mr. Peart became the Chief Investment Officer of the Company in December 2010.

(4)	In accordance with FASB ASC Topic 718, Mr. Peart’s restricted share grant (equal in value to $400,000 which grant was provided for in his employment agreement) was deemed for purposes of the financial statements to have occurred on December 20, 2010 and corresponded to 38,684 restricted shares at a grant date per share fair value of $10.34. On February 17, 2011 the Compensation Committee awarded Mr. Peart the restricted share grant worth $400,000 which, due to an increase in the Company’s share price to $11.81 corresponded at such time to 33,870 shares at a grant date price of $11.81.

(5)	Mr. Dahlke became a Named Executive Officer of the Company in 2010.

Employment Agreements with Named Executive Officers

Through our subsidiary, Aircastle Advisor LLC, we have entered into an employment agreement or employment letter with each of our named executive officers. These employment agreements or letters generally provide for payment of an annual base salary and entitle the executive to receive an annual discretionary bonus with, in the case of Messrs. Wainshal, Inglese, Peart and Walton, target annual cash bonus and equity incentive award levels. Mr. Peart’s employment agreement also provides that on or before March 15, 2011, so long as Mr. Peart is actively employed and has not provided a notice of resignation or received a notice of termination, Mr. Peart will receive a cash bonus in the amount of $400,000 and an award of restricted stock having a grant date value of approximately $400,000 and subject to vesting over a three year period, generally subject to Mr. Peart’s continued employment on the applicable vesting date (together, the “2010 Awards”). Mr. Peart received the 2010 awards on February 17, 2011. In addition, the employment letters provide that each executive is entitled to receive the same employee benefits as we provide to our employees generally.

Each employment letter provides that the named executive officer is employed “at will” and may be terminated at any time and for whatever reason by either us or him. A summary of the payments and benefits to be provided to the named executive officers upon a termination of employment, along with a description of the restrictive covenants applicable to each executive, is set forth below in the section entitled “Potential Payments upon Termination or Change in Control.

Restricted Share Provisions in the Plan

Change in Control.  Subject to applicable law, in the event of a change in control (as defined below), certain other corporate transactions, changes in corporate structure, special dividends and similar corporate events, the plan administrator has discretion to cancel outstanding awards (except fully vested restricted shares, deferred shares and performance shares) in exchange for payment in cash or other property. Unless otherwise determined by the plan administrator and evidenced in an award agreement, if a change in control transaction occurs that includes a continuation, assumption or substitution with respect to share options and other awards under the Plan, and a plan participant’s employment is terminated by the employer other than for cause within the 12 months following the change in control, and, in the case of participants who are entitled to receive severance under an employment agreement upon termination by the participant for good reason (as defined in the participant’s employment agreement), upon such a termination for good reason within the 12 months following a change in control, then the participant’s outstanding and unvested options will become fully vested and exercisable as of the date of such termination and the restrictions will lapse (or performance goals will be deemed to be achieved) with respect to the shares covered by any other award. The term “change in control” generally means: (i) any person or entity (other than (a) an affiliate of Fortress or any managing director, general partner, director, limited partner, officer or employee of any such affiliate of Fortress or (b) any investment fund or other entity managed directly or indirectly by Fortress or any general partner, limited partner, managing member or person occupying a similar role of or with respect to any such fund or entity) becoming the beneficial owner of our securities representing 50% or more of our then outstanding voting power; (ii) a change in the majority of the membership of the board of directors without approval of two-thirds of the directors who constituted the board of directors on January 17, 2006, or whose election was previously so approved; (iii) the consummation of an amalgamation or a merger of Aircastle or any subsidiary of ours with any other corporation, other than an amalgamation or merger immediately following which our board of directors immediately prior to the amalgamation or merger constitute at least a majority of the board of directors of the company surviving or continuing after an amalgamation or merger or, if the surviving company is a subsidiary, the ultimate parent; or (iv) our shareholders approve a plan of complete liquidation or dissolution of Aircastle or there is consummated an agreement for the sale or disposition of all or substantially all of our assets, other than (a) a sale of such assets to an entity, at least 50% of the voting power of which is held by our shareholders following the transaction in substantially the same proportions as their ownership of Aircastle immediately prior to the transaction or (b) a sale or disposition of such assets immediately following which our board of directors immediately prior to such sale constitute at least a majority of the board of directors of the entity to which the assets are sold or disposed, or, if that entity is a subsidiary, the ultimate parent thereof.

Rights of Participants.  Participants with restricted common shares generally have all of the rights of a shareholder, including the right to vote the shares and the right to receive dividends at the same rate paid to other holders of common shares. Subject to the provisions of the Plan and applicable award agreement, the plan administrator has sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances, including, but not limited to, the attainment of certain performance goals or a participant’s termination of employment or service. In December 2009, the Compensation Committee, as the plan administrator, determined that upon a participant’s death or disability, the vesting of that participant’s unvested restricted shares should accelerate and all outstanding awards were amended accordingly and a revised form of grant letter to be used for future grants containing this provision was adopted.

Adjustments.  In the event of a merger, amalgamation, consolidation, reorganization, recapitalization, bonus issue, share dividend or other change in corporate structure affecting the common shares, the plan administrator may, subject to certain limitations, make an equitable substitution or proportionate adjustment in, among other things, the kind, number and purchase price of common shares subject to outstanding awards of restricted shares or other share-based awards granted under the Plan. In addition, the plan administrator, in its discretion, may terminate all awards (other than fully vested restricted shares, deferred shares and performance shares) with the payment of cash or in-kind consideration.

Repurchase of Shares for Withholding Taxes upon Vesting.  The Plan gives the plan administrator the authority to permit a participant to satisfy any federal, state or local withholding taxes due upon vesting of restricted shares by electing to have the Company repurchase a sufficient number of Common Shares, at “Fair Market Value”, as defined in the Plan, on the day of vesting. During 2010, our named executive officer’s and one director, Mr. Merriman, made such an election of a sufficient number of shares and the plan administrator granted its approval to such elections.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table summarizes the unvested portion of the restricted share grants of our named executive officers under the Plan, as of December 31, 2010:

	Stock Awards
	Number of Shares	Market Value of
	or Units of Stock	Shares or Units of
	That Have	Stock That Have Not
	Not Vested	Vested
Name	(#)	(US$)(1)

Ron Wainshal	146,763	1,533,673(2)
Michael Inglese	180,486	1,886,079(3)
David Walton	118,418	1,237,468(4)
J. Robert Peart	163,684	1,710,498(5)
Aaron Dahlke	41,232	430,874(6)

(1)	Valued at a Common Share price of US$10.45 the reported closing price for our Common Shares on the NYSE on December 31, 2010, the last trading day of 2010.

(2)	146,763 restricted shares vest in 70,562, 54,101 and 22,100 increments each January 1, commencing January 1, 2011.

(3)	77,787 restricted shares vest on February 1, 2011. 102,699 restricted shares vest in 45,732, 45,733 and 11,234 increments each January 1, commencing January 1, 2011.

(4)	118,418 restricted shares vest in 58,717, 47,767 and 11,934 increments each January 1, commencing January 1, 2011.

(5)	25,000 restricted shares vest on August 31, 2012. 138,684 restricted shares vest in 12,895, 37,895, 37,894, 25,000 and 25,000 increments each January 1, commencing January 1, 2012.

(6)	41,232 restricted shares vest in 16,066, 14,666 and 10,500 increments each January 1, commencing January 1, 2011.

OPTION EXERCISES AND STOCK VESTED

The following table summarizes restricted share grants of our named executive officers that vested during the year ending December 31, 2010:

	Stock Awards
	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting
Name	(#)	(US$)

Ron Wainshal	131,170	1,317,377	(1)
Michael Inglese	52,807	520,149	(2)
David Walton	46,592	458,931	(2)
J. Robert Peart(3)	0	0
Aaron Dahlke	13,536	133,330	(2)

(1)	Fair value per share was US$9.85 for 33,177 shares that vested on January 1, 2010, US$10.90 for 70,000 shares that vested on May 17, 2010 and US$8.13 for 27,993 shares that vested in July 13, 2010.

(2)	Fair Value per share at vesting date of January 1, 2010 was US$9.85.

(3)	Mr. Peart became the Chief Investment Officer of the Company in December 2010.

Potential Payments upon Termination or Change in Control

The following table and summary set forth potential amounts payable to our named executive officers upon termination of employment or a change in control, as defined below. The Compensation Committee may in its discretion revise, amend or add to the benefits if it deems such action advisable. The table below reflects amounts payable to our named executive officers assuming termination of employment on December 31, 2010, with equity-based amounts, valued at a Common Share price of US$10.45, the reported closing price for our Common Shares on the NYSE on December 31, 2010:

Circumstances of Termination

				Termination
				by us
				without
				cause or by
				executive
				for good	Termination
			Termination	reason	by
	Voluntary	Termination	by us	following	executive
	resignation	by us for	without	change in	for good	Normal
	by executive	cause	cause	control	reason	retirement	Disability	Death
Name/Benefit	(US$)	(US$)	(US$)	(US$)(1)	(US$)	(US$)	(US$)	(US$)

Ron Wainshal
Cash Severance	—	—	1,200,000	2,400,000	1,200,000	—	—	—
Pro-rata Bonus			600,000	600,000	600,000
COBRA Reimbursement	—	—	22,350	22,350	22,350	—	—	—
Vacation	50,000	50,000	50,000	50,000	50,000	50,000	50,000	50,000
Market Value of Accelerated Vesting of Restricted Shares	—	—	1,533,673	1,533,673	1,533,673	—	1,533,673	1,533,673
Michael Inglese
Cash Severance	—	—	800,000	1,600,000	800,000	—	—	—
Pro-rata Bonus			400,000	400,000	400,000
COBRA Reimbursement	—	—	22,350	22,350	22,350	—	—	—
Vacation	33,333	33,333	33,333	33,333	33,333	33,333	33,333	33,333
Market Value of Accelerated Vesting of Restricted Shares	—	—	1,886,079	1,886,079	1,886,079	—	1,886,079	1,886,079
J. Robert Peart
Cash Severance			800,000	1,600,000	800,000	—	—	—
Pro-rata Bonus			400,000	400,000	400,000
COBRA Reimbursement	—	—	22,350	22,350	22,350	—	—	—
Vacation	33,333	33,333	33,333	33,333	33,333	33,333	33,333	33,333
Market Value of Accelerated Vesting of Restricted Shares	—	—	1,710,498	1,710,498	1,710,498	—	1,710,498	1,710,498
David Walton
Cash Severance	—	—	800,000	1,600,000	800,000	—	—	—
Pro-rata Bonus			450,000	450,000	450,000
COBRA Reimbursement	—	—	22,350	22,350	22,350	—	—	—
Vacation	33,333	33,333	33,333	33,333	33,333	33,333	33,333	33,333
Market Value of Accelerated Vesting of Restricted Shares	—	—	1,237,468	1,237,468	1,237,468	—	1,237,468	1,237,468
Aaron Dahlke
Cash Severance	—	—	—	—	—	—	—	—
Pro-rata Bonus			—	—	—
COBRA Reimbursement	—	—	—	—	—	—	—	—
Vacation	20,833	20,833	20,833	20,833	20,833	20,833	20,833	20,833
Market Value of Accelerated Vesting of Restricted Shares	—	—	167,890	430,874	—	—	430,874	430,874

(1)	A change in control does not trigger payments except in connection with a termination of employment for cause or with good reason, as described more fully below. Also as described below, the total amount of payments for each named executive officer may be subject to reduction to the extent necessary to avoid an excise tax under Section 4999 of the Internal Revenue Code.

As described above in the section entitled “Employment Agreements with Named Executive Officers”, we, through our subsidiary, Aircastle Advisor LLC, we have entered into employment letters with our named executive officers which set forth certain terms and conditions of their employment relating to termination and termination payments. These employment letters provide that each named executive officer is employed “at will” and may be terminated at any time and for whatever reason by either us or him.

Under the employment agreements for Messrs. Wainshal, Inglese, Peart and Walton:

•	if the employment of such named executive officer is terminated without “cause” or with “good reason” (as defined in such employment agreement), and if he signs a general release of claims and complies with the covenants described below, then he will be entitled to receive (i) an amount equal to the sum of the base salary and target annual cash bonus for the year of termination, payable over a one-year period (two times such amount and payable in a lump sum if the termination occurs within 120 days prior to or within one-year following a “change of control” as defined in such employment agreement), (ii) a pro-rata annual bonus for the year of termination, (iii) reimbursement of COBRA premiums for up to 12 months and (iv) continued vesting of all outstanding equity awards pursuant to their original vesting schedule (immediate vesting and payment of all outstanding equity awards in the event of a “change in control”);

•	if any amounts to be paid to such named executive officer would constitute “excess parachute payments” subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the amount will be reduced to the extent necessary to avoid the excise tax, but in the case of Mr. Wainshal only if such reduction results in a higher after-tax payment to Mr. Wainshal; and

•	provide that such named executive officer covenants not to compete with Aircastle for six months following termination of his employment for any reason and will not solicit the employees of Aircastle or the clients or customers of Aircastle for competing business, in each case, for a period of 12 months following termination.

Mr. Dahlke’s employment letter provides that he will not compete with us during his employment, and, through the end of the one year period following his termination of employment, he will not solicit or encourage any of our then current employees or independent contractors to leave the employment or other service of the Company or hire any employee or independent contractor who has left the employment or other service of the Company within the one year period following his termination of employment. In accordance with the restricted share agreement, if we terminate his employment without “cause” (as defined in the Plan), the restricted shares which are due to vest at the next vesting date under the agreement will immediately vest, and if such a termination occurs within 12 months following a change in control, all of the restricted shares that are unvested as of the termination will immediately vest.

Equity Compensation Plan Information

The table below sets forth certain information as of December 31, 2010, the last day of the fiscal year, for (i) all equity compensation plans previously approved by our shareholders and (ii) all equity compensation plans not previously approved by our shareholders.

Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of outstanding	exercise price of	plans
	options, warrants	outstanding options,	(excluding securities
Plan Category	and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	—	—	1,439,806
Equity compensation plans not approved by security holders	—	—	—

Total			1,439,806

Under the terms of our Plan, the number of shares available for future issuance under the Plan will increase annually each January 1st by 100,000 shares through to and including, January 1, 2016; accordingly, the number of shares available for future issuance automatically increased by 100,000 shares on January 1, 2011.

Compensation Committee Interlocks and Insider Participation

Compensation decisions pertaining to executive officer compensation made prior to the completion of our initial public offering in August 2006, were made by the chairman of our Board, Wesley R. Edens. We have entered into certain transactions with Fortress as described in “Certain Relationships and Related Party Transactions”.

Since our initial public offering in August 2006, all compensation decisions pertaining to executive officers were made by the Compensation Committee, which is currently comprised of Douglas A. Hacker as chair, Ronald W. Allen and Charles W. Pollard. Each Compensation Committee member is an Independent Director.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board which is comprised of three Independent Directors operates pursuant to a written charter, which was adopted in August 2006 and which is available at http://www.aircastle.com under “Investors-Corporate Governance”.

The Audit Committee reviewed Aircastle’s audited consolidated financial statements as of and for the year ended December 31, 2010 and discussed these financial statements with Aircastle’s management, including a discussion of the quality and the acceptability of the accounting principles, the reasonableness of significant judgments and estimates, and the clarity and completeness of disclosures in the financial statements. Aircastle’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of Aircastle’s financial statements in accordance with the standards of the Public Accounting Oversight Board (United States) and for issuing a report on their audit of the financial statements. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee also reviewed and discussed with Ernst & Young LLP the audited financial statements and the matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), and other matters the Committee deemed appropriate.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as modified or supplemented, and has discussed with Ernst & Young its independence. The Audit Committee also considered whether the independent auditors’ provision of other, non-audit related services to Aircastle is compatible with maintaining such auditors’ independence.

Based on its discussions with management and Ernst & Young LLP, and its review of the representations and information provided by management and Ernst & Young LLP, the Audit Committee recommended to Aircastle’s Board of Directors that the audited financial statements be included in Aircastle’s Annual Report on Form 10-K for the year ended December 31, 2010. In addition, the Audit Committee has also recommended, subject to shareholder approval, the appointment of Ernst & Young as the Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2011.

Respectfully submitted,

The Audit Committee

Ronald L. Merriman, Chair
Ronald W. Allen
Douglas A. Hacker

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of material provisions of certain transactions we have entered into with our executive officers, directors or 5% or greater shareholders. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.

Shareholders Agreement

Upon the completion of our initial public offering, we entered into an Amended and Restated Shareholders Agreement, or the Shareholders Agreement, with Fortress Investment Fund III LP, Fortress Investment Fund III (Fund B) LP, Fortress Investment Fund III (Fund C) LP, Fortress Investment Fund III (Fund D) L.P., Fortress Investment Fund III (Fund E) LP, Fortress Investment Fund III (Coinvestment Fund A) LP, Fortress Investment Fund III (Coinvestment Fund B) LP, Fortress Investment Fund III (Coinvestment Fund C) LP, Fortress Investment Fund III (Coinvestment Fund D) L.P., Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund Ltd. and Drawbridge Global Macro Master Fund Ltd., which we refer to, collectively, as the Initial Shareholders.

As discussed further below, the Shareholders Agreement provides certain rights to the Initial Shareholders with respect to the designation of directors for election to our Board as well as registration rights for certain of our securities owned by them.

The Shareholders Agreement provides that the Initial Shareholders and their respective affiliates and permitted transferees will vote or cause to be voted all of our voting shares beneficially owned by each and to take all other reasonably necessary action so that no amendment is made to the Company’s Memorandum of Association or Bye-laws in effect as of the date of the Shareholders Agreement that would add restrictions to the transferability of our shares by an Initial Shareholder or its permitted transferee which are beyond those provided for in our Memorandum of Association, Bye-laws, the Shareholders Agreement or applicable securities laws, or that nullify the rights set out in the Shareholders Agreement of any Initial Shareholder or their permitted transferee unless such amendment is approved by such shareholder.

Designation and Election of Directors

The Shareholders Agreement requires that the Initial Shareholders and their respective affiliates and permitted transferees vote or cause to be voted all of our voting shares beneficially owned by each and to take all other reasonably necessary action so as to elect to our Board so long as the Initial Shareholders beneficially own (i) more than 50% of the voting power of the Company, four directors (or, if the Board consists of eight directors, five directors) designated by FIG Advisors LLC, an affiliate of Fortress, which we refer to as FIG Advisors, or such other party designated by Fortress; (ii) between 25% and 50% of the voting power of the Company, three directors designated by FIG Advisors; (iii) between 10% and 25% of the voting power of the Company, two directors designated by FIG Advisors; and (iv) between 5% and 10% of the voting power of the Company, one director designated by FIG Advisors. The Initial Shareholders also agree to vote their shares or otherwise take all necessary action to cause (1) the removal, with or without cause, of any director previously nominated by FIG Advisors upon notice from FIG Advisors of its desire to remove such a director and (2) in the event a designee of FIG Advisors ceases to serve as a director during his term in office, the filling of such vacancy with an individual designated by FIG Advisors.

In accordance with the Shareholders Agreement, FIG Advisors designated Wesley R. Edens, Joseph P. Adams, Jr., and Peter V. Ueberroth for election to our Board. If at any time the number of our directors entitled to be designated by FIG Advisors to the Shareholders Agreement shall decrease, within ten days thereafter, FIG Advisors shall cause the appropriate number of directors to resign and any such vacancy shall be filled by a majority vote of our Board.

Registration Rights

Demand Rights.  We have granted to the Initial Shareholders, for so long as such shareholders collectively and beneficially own an amount of our Common Shares (whether owned at the time of this offering or subsequently acquired) at least equal to 5% or more of our Common Shares issued and outstanding immediately after the consummation of our initial public offering (a “Registrable Amount”), “demand” registration rights that allow them at any time after six months following the consummation of such offering to request that we register under the Securities Act an amount equal to or greater than 5% of our Common Shares that they own. Each of the Initial Shareholders is entitled to an aggregate of two demand registrations, which can be a shelf registration. We are also not required to effect any demand registration within six months of a “firm commitment” underwritten offering to which the requestor held “piggyback” rights and which included at least 50% of the securities requested by the requestor to be included. We are not obligated to grant a request for a demand registration within four months of any other demand registration, and may refuse a request for demand registration if, in our reasonable judgment, it is not feasible for us to proceed with the registration because of the unavailability of audited financial statements.

Piggyback Rights.  For so long as they beneficially own an amount of our Common Shares at least equal to 1% of our Common Shares issued and outstanding immediately after the consummation of our initial public offering, the Initial Shareholders also have “piggyback” registration rights that allow them to include the Common Shares that they own in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8) or by any of our other shareholders that have registration rights. The “piggyback” registration rights of these shareholders are subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

Shelf Registration.  We have granted each of the Initial Shareholders or any of their respective transferees, for so long as they beneficially own a Registrable Amount, the right to request a shelf registration on Form S-3 providing for offerings of our Common Shares to be made on a continuous basis until all shares covered by such registration have been sold, subject to our right to suspend the use of the shelf registration prospectuses for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12 month period) if we determine that certain disclosures required by the shelf registration statements would be detrimental to us or our shareholders. In addition, the Initial Shareholders may elect to participate in such shelf registrations within ten days after notice of the registration is given.

Indemnification; Expenses.  We have agreed to indemnify each of the Initial Shareholders against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which they sell our common shares, unless such liability arose from such shareholder’s misstatement or omission, and each such shareholder has agreed to indemnify us against all losses caused by its misstatements or omissions. We will pay all expenses incidental to our performance under the Shareholders Agreement, and the Initial Shareholders will pay their respective portions of all underwriting discounts, commissions and transfer taxes relating to the sale of their Common Shares under the Shareholders Agreement.

Other Transactions

In May 2006, two of our operating subsidiaries entered into service agreements to provide certain leasing, remarketing, administrative and technical services to a Fortress affiliate with respect to four aircraft owned by the Fortress affiliate and leased to third parties. As of December 31, 2010, we had earned US$138,000 in fees due from the Fortress affiliate. Total fees paid to us for the year ended December 31, 2010 was US$142,000. Our responsibilities include remarketing the aircraft for lease or sale, invoicing the lessees for expenses and rental payments, reviewing maintenance reserves, reviewing the credit of lessees, arranging for the periodic inspection of the aircraft and securing the return of the aircraft when necessary. The agreements also provide that the Fortress affiliate will pay us 3.0% of the collected rentals with respect to leases of the aircraft, plus expenses incurred during the service period, and will pay us 2.5% of the gross sales proceeds from the sale of any of the aircraft, plus expenses incurred during the service period. We believe that the scope of services and fees under these service agreements were concluded on an arms-length basis. In May 2007, we sold two aircraft owned by a Fortress affiliate and the Fortress affiliate paid us a fee in the amount of US$403,000 for the remarketing of these two aircraft. A third aircraft was sold in May 2009 and we were paid a fee of US$54,400. A fourth aircraft was sold in August 2009 on an installment sale basis, for which a fee of US$270,000 is payable to the Company. The proceeds of this sale are paid in installments, as is the fee payable to the Company. In 2010, we received US$142,000 in fee payments relating to the sale of this fourth aircraft. We continue to assist the relevant Fortress affiliate in connection with collecting the final installments due for such installment sale and provide other related administrative services.

For the year ended December 31, 2010 the Company paid US$377,000 for legal fees related to the establishment and financing activities of our Bermuda subsidiaries, and, for the year ended December 31, 2010, the Company paid US$53,000 for Bermuda corporate services related to our Bermuda companies to a law firm and a corporate secretarial services provider affiliated with a Bermuda resident director serving on certain of our subsidiaries’ boards of directors. The Bermuda resident director serves as an outside director of these subsidiaries.

Other Investment Activities of our Principal Shareholders

Fortress and their affiliates and funds engage in a broad spectrum of activities, including investment advisory activities, and have extensive investment activities that are independent from, and may from time to time conflict with, ours. Fortress and certain of their affiliates are, or sponsor, advise or act as investment manager to, investment funds, portfolio companies of private equity investment funds and other persons or entities that have investment objectives that may overlap with ours and that may, therefore, compete with us for investment opportunities.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

In April 2007, our Board adopted a Policy and Procedures with Respect to Related Person Transactions, which we refer to as our Related Person Policy. Pursuant to the terms of the Related Person Policy, the Audit Committee must review and approve in advance any related party transaction, other than those that are pre-approved pursuant to pre-approval guidelines or rules that may be established by the Audit Committee to cover specific categories of transactions, including the guidelines described below. All Related Persons (defined below) are required to report to our legal department any such related person transaction prior to its completion and the legal department will determine whether it should be submitted to the Audit Committee for consideration.

Our Related Person Policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds US$120,000, and in which any Related Person had, has or will have a direct or indirect material interest.

A “Related Person”, as defined in our Related Person Policy, means any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

PROPOSAL NO. 2
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(WHICH CONSTITUTES THE AUDITOR FOR PURPOSES OF BERMUDA LAW) AND TO AUTHORIZE THE DIRECTORS OF AIRCASTLE LIMITED, ACTING BY THE
AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM’S FEES.
(Item 2 on Proxy Card)

The Audit Committee Charter, as well as Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3(b)(2) under the Securities Exchange Act of 1934 and the related NYSE listing standards, each require that the audit committee shall be directly responsible for the appointment and retention of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the listed issuer. In accordance with these requirements, the Audit Committee and the Board recommend that the shareholders appoint the firm of Ernst & Young LLP, independent registered public accounting firm (“E&Y”) (which constitutes the auditor for the purpose of Bermuda law ), to be the Company’s independent registered public accounting firm for fiscal year 2011 and to authorize the directors of the Company, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees. E&Y was also the Company’s independent registered public accounting firm for 2010. Before selecting E&Y, the Audit Committee carefully considered E&Y’s qualifications as the registered public accounting firm for Aircastle. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The committee has expressed its satisfaction with E&Y in all of these respects. The committee’s review included inquiry concerning any litigation involving E&Y and any proceedings by the SEC against the firm. In this respect, the committee has concluded that the ability of E&Y to perform services for Aircastle is in no way adversely affected by any such investigation or litigation.

The Audit Committee also oversees the work of E&Y, and E&Y reports directly to the Audit Committee in this regard. The Audit Committee also reviews and approves E&Y’s annual engagement letter, including the proposed fees, and determines or sets the policy regarding all audit, and all permitted non-audit, engagements and relationships between Aircastle and E&Y. The Audit Committee also reviews and discusses with E&Y their annual audit plan, including the timing and scope of audit activities, and monitors the progress and results of the plan during the year. Representatives of E&Y will be available to answer questions at the Annual Meeting and are free to make statements during the Annual Meeting.

The Board recommends that shareholders vote FOR the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2011 and to authorize the directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees.

Audit Fees, Audit Related Fees, Tax Fees and All Other Fees.

In connection with the audit of the 2010 financial statements, the Company entered into an engagement letter with E&Y which set forth the terms by which E&Y has performed audit services for the Company. That agreement is subject to alternative dispute resolution procedures.

The following summarizes the fees paid by us to E&Y for professional services rendered in 2010 and 2009:

	2010	2009

Audit Fees(1)	$1,625,000	$1,685,000
Audit-Related Fees(2)	$0	$25,000
Tax Fees(3)	$459,000	$853,000
All Other Fees	$21,000	$2,800

(1)	Represents fees for the audit of the Company’s consolidated financial statements, the reviews of interim financial statements included in the Company’s Forms 10-Q, audits of subsidiaries required under the terms of certain of our debt agreements, consultations concerning financial accounting and reporting standards, statutory audits, services rendered relating to the Company’s shelf registrations in 2009, services rendered relating to the Company’s debt offering in 2010 and the audit of our internal control over financial reporting.

(2)	Represents fees for attestation services related to Irish withholding tax certificates.

(3)	Represents fees related primarily to assistance with tax compliance matters, including international, federal and state tax returns preparation and consultations regarding tax matters.

Audit Committee Pre-Approval Policies and Procedures.

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee or one of its members of all services performed by the Company’s independent registered public accounting firm and related fee arrangements. In the early part of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated, and the related fees, to be rendered by these firms during the year. In addition, pre-approval by the Audit Committee or one of its members is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee Pursuant to the Sarbanes-Oxley Act of 2002. The fees and services provided as noted in the tables above were authorized and approved by the Audit Committee. .

Of the fees set forth in the table above, none of the “Audit Related Fees”, none of the “Tax Fees” and none of the “All Other Fees” were approved by the Audit Committee pursuant to SEC Rule 2-01(c)(7)(i)(C) of Regulation S-X. This rule provides that the pre-approval requirement is waived, with respect to fees for services other than audit, review or attest services, if the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to E&Y during the fiscal year in which the services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Item 3 on Proxy Card)

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), requires that we provide our shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement on page 23 in accordance with the SEC’s rules.

In considering their vote, shareholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 17-30, as well as the discussion regarding the Compensation Committee on page 11.

Our primary compensation goals for our named executive officers are to attract, motivate and retain the most talented and dedicated executives and to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of annual and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. To achieve these goals, we employ a strong pay for performance philosophy that includes the following guiding principles:

•	Motivate our named executive officers by providing the large majority of their overall compensation through incentives tied to their overall performance and success relative to goals set for them;

•	Align each named executive officer’s incentives with those of shareholders by delivering a substantial portion of their compensation in the form of restricted stock grants; and

•	Balance annual and long-term goals by having restricted stock granted to our named executive officers vest over a period of time.

We believe that the Company’s executive compensation programs have been effective at promoting the achievement of positive results, appropriately aligning pay and performance and in enabling the Company to attract and retain very talented executives within our industry, while at the same time avoiding the encouragement of unnecessary or excessive risk taking.

We are asking our shareholders to indicate their support for our named executive officers compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to express your views on our fiscal year 2010 executive compensation policies and procedures for named executive officers. This vote is not intended to address any specific item of compensation; rather, the vote relates to the overall compensation of our named executive officers and the policies and procedures described in this proxy statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of Aircastle Limited (the “Company”) approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2011 Meeting, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Although this is an advisory vote which will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote. The Compensation Committee will consider our shareholder’ concerns and take them into account when designing future executive compensation programs. The Board therefore recommends that you indicate your support for the Company’s executive compensation in fiscal year 2010, as outlined in the above resolution.

The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL NO. 4
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON
EXECUTIVE COMPENSATION
(Item 4 on Proxy Card)

The Dodd-Frank Act, also provides that shareholders must be given the opportunity to vote, on an advisory, non-binding basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote on executive compensation. By voting with respect to this Proposal No. 4, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company and therefore our Board recommends that you vote for a three-year interval for the advisory vote on executive compensation. In determining to recommend that shareholders vote for a frequency of once every three years, the Board considered how an advisory vote at this frequency will provide our shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short term variations in compensation and business results. An advisory vote occurring once every three years will also permit our shareholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation. We will continue to engage with our shareholders regarding our executive compensation program during the period between advisory votes on executive compensation and shareholders who have concerns about our executive compensation program are welcome to bring their specific concerns to the attention of the Board.

The Company recognizes that the shareholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation.

This vote is advisory and not binding on the Company or our Board of Directors in any way. The Board of Directors and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation. , which must occur at least once every six years beginning with this Meeting. The board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

Shareholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the resolution set forth below.

“RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be every year, every two years, or every three years.”

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

The Board recommends that you vote “Three Years” with respect to how frequently an advisory shareholder vote to approve the compensation of our named executive officers should occur.

OTHER MATTERS

As of the mailing date of this proxy statement, the Board knows of no other matters to be brought before the Annual Meeting. If matters other than the ones listed in this proxy statement arise at the Annual Meeting, the persons named in the proxy will vote the shares represented by the proxy according to their judgment.

No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

CONFIDENTIALITY OF PROXIES

The Company’s policy is that proxies identifying individual shareholders are private except as necessary to determine compliance with law, or assert or defend legal claims, or in a contested proxy solicitation, or in the event that a shareholder makes a written comment on a proxy card or an attachment to it.

SHAREHOLDER PROPOSALS

The Company welcomes comments or suggestions from its shareholders. Under SEC rules, if a shareholder wishes to submit a proposal to be considered for inclusion in our proxy statement for the 2012 Annual General Meeting of Shareholders, the Company must receive the proposal in writing on or before January 26, 2012. Such proposals should comply with SEC rule 14a-8 and should be sent to the Secretary of Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902.

If a shareholder wishes to submit a proposal for business to be brought before the 2012 Annual General Meeting of Shareholders outside of SEC rule 14a-8, including with respect to shareholder nominations of directors, notice of such matter must be received by the Company, in accordance with the provisions of the Company’s Bye-laws, no earlier than February 1, 2012 and no later than February 28, 2012. Notice of any such proposal also must include the information specified in our Bye-laws and should be sent to the Secretary of Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902. In order for a proposal to be considered “timely” for purposes of Rule 14a-4(c), such proposal must be received no later than February 28, 2012. In addition to our Bye-laws, please see page 10 of this proxy statement for a description of the procedures to be followed by a shareholder who wishes to recommend a director candidate to the Nominating and Corporate Governance Committee for its consideration.

Additionally, under Bermuda law, shareholders holding not less than five percent of the total voting rights or 100 or more shareholders together may require us to give notice to our shareholders of a proposal to be submitted at an annual general meeting. Generally, notice of such a proposal must be received by us at our registered office in Bermuda (located at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda) not less than six weeks before the date of the meeting and must otherwise comply with the requirements of Bermuda law.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C. and New York, New York. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. A copy of our Annual Report on Form 10-K will also be furnished without charge upon written request to Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902, Attention: General Counsel, and can also be accessed through our website at www.aircastle.com.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single set of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to: Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902, Attention: General Counsel.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 26, 2011

The proxy statement and annual report are available at www.aircastle.com/investors.

GENERAL

The Company will pay the costs of preparing, assembling and mailing this proxy statement and the costs relating to the Annual Meeting. In addition to the solicitation of proxies by mail, the Company intends to ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for such solicitation.

If you received a paper copy of this proxy statement, please complete, sign, and date the enclosed proxy card and mail it promptly in the enclosed postage-paid envelope. The enclosed proxy card can be revoked at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

By Order of the Board of Directors,

David R. Walton
Chief Operating Officer,
General Counsel and Secretary

AIRCASTLE LIMITED
PROXY FOR ANNUAL GENERAL MEETING
May 26, 2011
THIS PROXY IS SOLICITED ON BEHALF OF
AIRCASTLE LIMITED’S BOARD OF DIRECTORS
     The undersigned hereby appoints Joseph P. Adams, Jr., Ron Wainshal and David R. Walton, and each of them, proxies for the undersigned, with full power of substitution, to vote all Common Shares of Aircastle Limited of which the undersigned may be entitled to vote at the Annual General Meeting of Aircastle Limited in Stamford, CT, on Wednesday, May 26, 2011 at 10:00AM, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the meeting or any adjournment thereof.
YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
(Continued and to be signed on other side)
AIRCASTLE LIMITED
c/o Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT 06902

Aircastle Limited
May 26, 2011
Your proxy card is attached below.
Please read the enclosed proxy statement, then vote and return the card at your earliest convenience.
* FOLD AND DETACH HERE *

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 and 4
Where no voting instructions are given, the shares represented by this Proxy will be VOTED FOR Items 1, 2 , 3 and 4.
Vote on Proposal No. 1
1. Election of Directors: Nominees Joseph P. Adams, Jr., Ronald L. Merriman and Charles W. Pollard

FOR all nominees [ ]	WITHHOLD AUTHORITY [ ]	FOR all nominees,
	to vote for all nominees	EXCEPT [ ]
(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “FOR all nominees, EXCEPT” box and write that nominee’s name in the space provided below.)

*Exceptions
Vote on Proposal No. 2
2.	Appoint Ernst & Young, LLP as the Company’s independent registered public accounting firm (which constitutes the auditor for the purpose of Bermuda law) to audit the Company’s financial statements for fiscal year 2011 and authorize the directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees.
FOR [ ]                AGAINST [ ]                ABSTAIN [ ]
Vote on Proposal No. 3
3.	Advisory Vote on executive compensation.
FOR [ ]                AGAINST [ ]                ABSTAIN [ ]
Vote on Proposal No. 4
4.	Advisory vote on the frequency of future advisory votes on executive compensation.
☐ 3 YEARS           ☐ 2 YEARS           ☐ 1 YEAR            ☐ ABSTAIN
If other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

Change of Address and/	I PLAN TO ATTEND ANNUAL MEETING. If you
or Comments Mark Here [ ]	check this box to the right an admission
ticket will be sent to you. [ ]
Receipt is hereby acknowledged of Aircastle Limited Notice of Meeting and Proxy Statement.
IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the holder is a corporation, execute in full corporate name by authorized officer. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Annual General Meeting.
Dated:                                                             , 2011

Signature

Signature

(Please sign, date and return this	Votes MUST be indicated
proxy card in the enclosed envelope.)	in black or blue ink. [x ]